                                                                   EXHIBIT 10.8

                                                                      EXECUTION

                       AMENDED AND RESTATED CREDIT AGREEMENT

                            DATED AS OF DECEMBER 17, 1997

                                      AMONG

                        BENEDEK COMMUNICATIONS CORPORATION,

                         BENEDEK BROADCASTING CORPORATION,
                                 AS BORROWER,

                            THE LENDERS LISTED HEREIN,
                                    AS LENDERS,

                                        AND

                               BANKERS TRUST COMPANY,
                                     AS AGENT




                            BENEDEK COMMUNICATIONS CORPORATION

                             BENEDEK BROADCASTING CORPORATION

                                   CREDIT AGREEMENT

                                   TABLE OF CONTENTS
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                                                                                                                   PAGE
                                   SECTION 1.
                  DEFINITIONS................................................... ....................................2

                  1.1      Certain Defined Terms....................................................................  2
                  1.2      Accounting Terms; Utilization of GAAP for Purposes of Calculations
                           Under Agreement.......................................................................... 35
                  1.3      Other Definitional Provisions and Rules of Construction.................................. 35

                                                      SECTION 2.

                                                CONVERSION; AMOUNTS AND
                                     TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS.................................. 36
                  2.1      Conversion of Existing AXELs to Term Loans; Amount and Terms of
                           Revolving Loan Commitments and Loans; the Register; Notes................................ 36
                  2.2      Interest on the Loans.................................................................... 41
                  2.3      Fees..................................................................................... 45
                  2.4      Repayments; Prepayments; Reductions in Revolving Loan Commitments;
                           General Provisions Regarding Payments; Application of Proceeds of
                           Collateral and Payments Under Guaranties................................................. 45
                  2.5      Use of Proceeds.......................................................................... 54
                  2.6      Special Provisions Governing Eurodollar Rate Loans....................................... 55
                  2.7      Increased Costs; Taxes; Capital Adequacy................................................. 57
                  2.8      Obligation of Lenders to Mitigate........................................................ 61

                                                      SECTION 3.

                                   CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS................................. 61
                  3.1      Conditions to Existing AXELs and initial Revolving Loans................................. 61
                  3.2      Conditions to Effectiveness of this Agreement, the Conversion of Existing
                           AXELs to Term Loans and the Making of Revolving Loans on the Restate-
                           ment Date................................................................................ 62
                  3.3      Conditions to Conversion of Existing AXELs to Term Loans; Conditions to
                           All Loans................................................................................ 67

                                                      SECTION 4.

                                            REPRESENTATIONS AND WARRANTIES.......................................... 68
                  4.1      Organization, Powers, Qualification, Good Standing, Business, Subsidiaries
                           and FCC and Station Matters.............................................................. 69
                  4.2      Authorization of Borrowing, etc.......................................................... 71
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
                  4.3      Financial Condition...................................................................... 72
                  4.4      No Material Adverse Change; No Restricted Junior Payments................................ 73
                  4.5      Title to Properties; Liens; Real Property................................................ 73
                  4.6      Litigation; Adverse Facts................................................................ 74
                  4.7      Payment of Taxes......................................................................... 74
                  4.8      Performance of Agreements; Materially Adverse Agreements; Material
                           Contracts................................................................................ 74
                  4.9      Governmental Regulation.................................................................. 75
                  4.10     Securities Activities.................................................................... 75
                  4.11     Employee Benefit Plans................................................................... 75
                  4.12     Certain Fees............................................................................. 76
                  4.13     Environmental Protection................................................................. 76
                  4.14     Employee Matters......................................................................... 77
                  4.15     Solvency................................................................................. 77
                  4.16     Matters Relating to Collateral........................................................... 77
                  4.17     Applicable Law........................................................................... 78
                  4.18     Disclosure............................................................................... 78

                                                      SECTION 5.

                                                 AFFIRMATIVE COVENANTS.............................................. 79

                  5.1      Financial Statements and Other Reports................................................... 79
                  5.2      Corporate Existence; Board of Directors; etc............................................. 84
                  5.3      Payment of Taxes and Claims; Tax Consolidation........................................... 84
                  5.4      Maintenance of Properties; Insurance; Application of Net Insur-
                           ance/Condemnation Proceeds............................................................... 85
                  5.5      Inspection Rights; Audits of Accounts Receivable; Lender Meeting......................... 86
                  5.6      Compliance with Laws, etc.; Maintenance of FCC Licenses; etc............................. 87
                  5.7      Environmental Review and Investigation, Disclosure, Etc.; Company's
                           Actions Regarding Hazardous Materials Activities, Environmental Claims
                           and Violations of Environmental Laws..................................................... 87
                  5.8      Matters Relating to Additional Real Property Collateral.................................. 89
                  5.9      Maintenance of Network Affiliations...................................................... 91
                  5.10     Ownership Reports........................................................................ 91
                  5.11     Determination of Borrowing Base.......................................................... 92
                  5.12     Future Capital Contributions; Cash and Cash Equivalents of BCC........................... 92
                  5.13     Lien Searches and UCC Termination Statements............................................. 92

                                                      SECTION 6.

                                             COMPANY'S NEGATIVE COVENANTS........................................... 93

                  6.1      Indebtedness............................................................................. 93
                  6.2      Liens and Related Matters................................................................ 94
                  6.3      Investments; Joint Ventures.............................................................. 95
                  6.4      Contingent Obligations................................................................... 97
                  6.5      Restricted Junior Payments............................................................... 97
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
                  6.6      Financial Covenants...................................................................... 98
                  6.7      Restriction on Fundamental Changes; Asset Sales and Acquisitions.........................100
                  6.8      Consolidated Capital Expenditures........................................................104
                  6.9      Sales and Lease-Backs....................................................................105
                  6.10     Sale or Discount of Receivables..........................................................105
                  6.11     Transactions with Shareholders and Affiliates............................................105
                  6.12     Disposal of Subsidiary Stock.............................................................105
                  6.13     Conduct of Business......................................................................106
                  6.14     Amendments or Waivers of Certain Related Agreements; Payments on
                           Existing Senior Notes; Designation of  "Designated Senior Debt ".........................106
                  6.15     Fiscal Year..............................................................................107
                  6.16     Limitation on Creation of Subsidiaries...................................................107

                                                      SECTION 7.

                                                   EVENTS OF DEFAULT................................................107

                  7.1      Failure to Make Payments When Due........................................................107
                  7.2      Default in Other Agreements..............................................................107
                  7.3      Breach of Certain Covenants..............................................................108
                  7.4      Breach of Warranty.......................................................................108
                  7.5      Other Defaults Under Loan Documents......................................................108
                  7.6      Involuntary Bankruptcy; Appointment of Receiver, etc.....................................108
                  7.7      Voluntary Bankruptcy; Appointment of Receiver, etc.......................................109
                  7.8      Judgments and Attachments................................................................109
                  7.9      Dissolution..............................................................................109
                  7.10     Employee Benefit Plans...................................................................109
                  7.11     Material Adverse Effect..................................................................109
                  7.12     Change in Executive Officers of Company..................................................110
                  7.13     Change in Control........................................................................110
                  7.14     FCC Licenses.............................................................................110
                  7.15     Invalidity of Guaranties; Failure of Security; Repudiation of Obligations................110
                  7.16     Subordinated Indebtedness................................................................111

                                                      SECTION 8.

                                                         AGENT......................................................112

                  8.1      Appointment..............................................................................112
                  8.2      Powers and Duties; General Immunity......................................................113
                  8.3      Representations and Warranties; No Responsibility For Appraisal of Credit-
                           worthiness...............................................................................114
                  8.4      Right to Indemnity.......................................................................115
                  8.5      Successor Agent..........................................................................115
                  8.6      Collateral Documents and Guaranties......................................................115
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                                                        (iii)














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

                                                      SECTION 9.

                                                     MISCELLANEOUS..................................................117

                  9.1      Assignments and Participations in Loans..................................................117
                  9.2      Expenses.................................................................................119
                  9.3      Indemnity................................................................................120
                  9.4      Set-Off; Security Interest in Deposit Accounts...........................................121
                  9.5      Ratable Sharing..........................................................................121
                  9.6      Amendments and Waivers...................................................................122
                  9.7      Independence of Covenants................................................................123
                  9.8      Notices..................................................................................123
                  9.9      Survival of Representations, Warranties and Agreements...................................123
                  9.10     Failure or Indulgence Not Waiver; Remedies Cumulative....................................124
                  9.11     Marshalling; Payments Set Aside..........................................................124
                  9.12     Severability.............................................................................124
                  9.13     Obligations Several; Independent Nature of Lenders' Rights...............................124
                  9.14     Headings.................................................................................125
                  9.15     Applicable Law...........................................................................125
                  9.16     Successors and Assigns...................................................................125
                  9.17     Consent to Jurisdiction and Service of Process...........................................125
                  9.18     Waiver of Jury Trial.....................................................................126
                  9.19     Confidentiality..........................................................................126
                  9.20     Maximum Amount...........................................................................127
                  9.21     Counterparts; Effectiveness..............................................................127

                  Signature pages                                                                                   S-1
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                                                        (iv)














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
                                    EXHIBITS
I           FORM OF NOTICE OF BORROWING
II          FORM OF NOTICE OF CONVERSION/CONTINUATION
III         FORM OF AMENDED AND RESTATED TRANCHE A NOTE
IV          FORM OF AMENDED AND RESTATED TRANCHE B NOTE
V           FORM OF AMENDED AND RESTATED REVOLVING NOTE
VI          FORM OF COMPLIANCE CERTIFICATE
VII         FORM OF BORROWING BASE CERTIFICATE
VIII        FORM OF OPINION OF SHACK & SIEGEL, P.C.
IX          FORM OF OPINION OF COVINGTON & BURLING
X           FORM OF OPINION OF O'MELVENY & MYERS LLP
XI          FORM OF ASSIGNMENT AGREEMENT
XII         FORM OF CERTIFICATE RE NON-BANK STATUS
XIII        FORM OF AMENDED AND RESTATED COLLATERAL ACCOUNT
             AGREEMENT
XIV         FORM OF AMENDED AND RESTATED COMPANY ACCOUNTS
             RECEIVABLE SECURITY AGREEMENT
XV          FORM OF AMENDED AND RESTATED COMPANY ACQUIRED ASSETS
            SECURITY AGREEMENT
XVI         FORM OF AMENDED AND RESTATED COMPANY TANGIBLE ASSETS
              SECURITY AGREEMENT
XVII        FORM OF AMENDED AND RESTATED BCC GUARANTY
XVIII       FORM OF AMENDED AND RESTATED LICENSE SUB GUARANTY
XIX         FORM OF AMENDED AND RESTATED BCC PLEDGE AGREEMENT
XX          FORM OF AMENDED AND RESTATED BCC SECURITY AGREEMENT
XXI         FORM OF MORTGAGE
XXII        FORM OF LANDLORD CONSENT AND ESTOPPEL
XXIII       FORM OF MASTER ASSIGNMENT AGREEMENT
XXIV        FORM OF COMPANY COLLATERAL ACCOUNT AGREEMENT
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                                                        (v)














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
                SCHEDULES
1.1      ESTIMATED TAX AMOUNTS
2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
3.2F     ACQUISITION DATE MORTGAGED PROPERTIES
4.1A     LOAN PARTIES; SUBSIDIARIES OF COMPANY
4.1E     STATIONS AND FCC LICENSES
4.3      CERTAIN LIABILITIES
4.5      REAL PROPERTY
4.11     CERTAIN EMPLOYEE BENEFIT PLANS
4.13     ENVIRONMENTAL MATTERS
4.14     EMPLOYEE MATTERS
6.1      CERTAIN EXISTING INDEBTEDNESS
6.2      CERTAIN EXISTING LIENS
6.3      CERTAIN EXISTING INVESTMENTS
6.4      CERTAIN EXISTING CONTINGENT OBLIGATIONS

                          (vi)

                        BENEDEK BROADCASTING CORPORATION

                                CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 17, 1997, and entered into by and among BENEDEK COMMUNICATIONS CORPORATION, a Delaware corporation ("BCC"), BENEDEK BROADCASTING CORPORATION, a Delaware corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and BANKERS TRUST COMPANY ("BTCo"), as agent for Lenders (in such capacity, "AGENT").

                                 R E C I T A L S
         WHEREAS, on or before June 6, 1996, BCC (i) issued and sold (a) the Seller Preferred Stock (this and other terms used in these recitals without definition being used as defined in subsection 1.1) to GE Capital and Paul Brissette, (b) the Exchangeable Preferred Stock, (c) the Warrants and (d) the Senior Subordinated Notes and (ii) contributed the proceeds thereof to Company;

         WHEREAS, on June 6, 1996, (i) Company utilized the proceeds from the Existing AXELs under the Existing Credit Agreement, together with the proceeds of the Seller Preferred Stock, the Exchangeable Preferred Stock, the Warrants and the Senior Subordinated Notes, to consummate the Acquisitions and (ii) effected the Reorganization (as defined in the Existing Credit Agreement);

         WHEREAS, Company desires to amend and restate the Existing Credit Agreement so as to (i) convert the Existing AXELs to Term Loans, (ii) to amend certain provisions of the Existing Credit Agreement and (iii) to delete provisions of the Existing Credit Agreement no longer necessary or useful after giving effect to such amendment and restatement;

         WHEREAS, Company secured (i) all of the Obligations relating to the Existing AXELs under the Existing Credit Agreement by granting to Collateral Agent (as defined in the Existing Credit Agreement), on behalf of Lenders under the Existing Credit Agreement holding outstanding Existing AXELs, a first priority Lien on (a) all of the collateral under the Existing Company Pledge Agreement, shared on an equal and ratable basis with the holders of the Existing Senior Notes, and (b) all of the real property and tangible personal property acquired in the Acquisitions, (ii) all of the Obligations under the Existing Credit Agreement by granting to Collateral Agent, on behalf of Lenders under the Existing Credit Agreement, a first priority Lien on all other real property and tangible personal property of Company, shared on an equal and ratable basis with the holders of the Existing Senior Notes, and (iii) all of the Obligations under the Existing Credit Agreement (up to a maximum amount not to exceed the greater of $5,000,000 and 75% of Accounts Receivable) by


                                        1
granting to Collateral Agent, on behalf of Lenders under the Existing Credit Agreement, a first priority Lien on substantially all of Company's accounts receivable;

         WHEREAS, concurrently with the effectiveness of this Agreement, Company desires to (i) affirm its grant of a first priority Lien under the Loan Documents executed in connection with the Existing Credit Agreement to secure the Obligations under this Agreement and (ii) acknowledge Collateral Agent's assignment to Agent of the first priority Liens granted by Company;

         WHEREAS, License Sub (i) guaranteed all Obligations related to the Existing AXELs under the Existing Credit Agreement and (ii) has agreed to affirm its guarantee of all Obligations related to the Term Loans under this Agreement;

         WHEREAS, BCC (i) guaranteed all Obligations under the Existing Credit Agreement, (ii) secured such guarantee by granting to Collateral Agent, (a) on behalf of Lenders under the Existing Credit Agreement and the holders of the Existing Senior Notes on an equal and ratable basis, a first priority pledge of all of the outstanding capital stock of Company and (b) on behalf of Lenders under the Existing Credit Agreement, a first priority pledge of all other assets of BCC, (iii) has agreed to affirm (a) its guarantee of all Obligations under this Agreement and (b) its grant of a first priority pledge under the Loan Documents executed in connection with the Existing Credit Agreement to secure such guarantee and (iv) acknowledges Collateral Agent's assignment to Agent of the first priority Liens granted by BCC;

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, BCC, Lenders and Agent agree as follows:

                                   SECTION 1.
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

                  "ACCOUNTS RECEIVABLE" means any right to payment that is due within one year from any invoice date for goods sold or leased or for services rendered no matter how evidenced, including, but not limited to accounts receivable, contracts rights, notes, drafts, acceptances, and other forms of obligations and receivables, all as determined in conformity with GAAP.

                  "ACQUISITION DATE" means June 6, 1996.

                  "ACQUISITION DATE MORTGAGED PROPERTY" and "ACQUISITION DATE MORTGAGED PROPERTIES" have the respective meanings assigned such terms in subsection 3.2F.



                                        2




                  "ACQUISITIONS" means, collectively, the Brissette Acquisition and the Stauffer Acquisition.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate
         Determination Date with respect to an Interest Period for a Eurodollar
         Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank
         Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of BTCo for which the Adjusted Eurodollar Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the case of BTCo not making, converting to or continuing such a Eurodollar Rate Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "ADMINISTRATIVE AGENT" means Agent.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms
         "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 8.5.

                  "AGREEMENT" means this Credit Agreement dated as of December
         17, 1997, as it may be amended, supplemented or otherwise modified from time to time.

                  "APPLICABLE MARGIN" means, for each Tranche A Term Loan and each Revolving Loan, as of any date of determination, a percentage per annum determined by reference to the Leverage Ratio on such date as set forth below:
                                       3












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==================================================================================================================
                                                             BASE                           EURODOLLAR
                    LEVEL                                 RATE LOANS                        RATE LOANS
==================================================================================================================
------------------------------------------------------------------------------------------------------------------
Leverage Ratio greater than or                               1.75%                             2.75%
equal to 5.50:1.00
------------------------------------------------------------------------------------------------------------------
Leverage Ratio greater than or                               1.50%                            2.50%
equal to 5.00:1.00 but less than
5.50:1.00
------------------------------------------------------------------------------------------------------------------
Leverage Ratio greater than or                               1.25%                            2.25%
equal to 4.50:1.00 but less than
5.00:1.00
------------------------------------------------------------------------------------------------------------------
Leverage Ratio greater than or                               1.00%                            2.00%
equal to 4.00:1.00 but less than
4.50:1.00
------------------------------------------------------------------------------------------------------------------
Leverage Ratio less than                                     0.75%                            1.75%
4.00:1.00
==================================================================================================================


         The applicable Leverage Ratio (i) for the Restatement Date shall be determined by the pro forma Compliance Certificate delivered pursuant to subsection 3.2N on the Restatement Date and (ii) for any date after the Restatement Date shall be determined by the most recent Compliance Certificate delivered pursuant to subsection 5.1(iv) after the Restatement Date; provided that, without limiting any rights of Agent or Lenders with respect to any Event of Default or Potential Event of Default that may result therefrom, in the event Company does not deliver any Compliance Certificate required pursuant to subsection 5.1(iv) by the date specified therefor, then the Applicable Margin shall automatically be adjusted to the highest rate set forth above during the period commencing on the date such Compliance Certificate was required to be delivered and ending on the actual date of delivery thereof."

                  "ASSET SALE" means the sale by BCC or any of its Subsidiaries to any Person other than BCC or any of its wholly owned Subsidiaries of
         (i) any of the stock of any of BCC's Subsidiaries, (ii) substantially all of the assets of any division or line of business of BCC or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of BCC or any of its Subsidiaries other than any such other assets to the extent that the aggregate fair market value of such assets sold in any single transaction or related series of transactions is equal to or less than $10,000.

                  "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.

                  "AUDITOR'S LETTER" means a letter, acknowledged and agreed to by Company and McGladrey & Pullen, LLP and delivered to Agent pursuant to subsection 3.2M.

                  "AXEL" or "AXELS" means, respectively, Term Loan or Term
          Loans.



                                                         4

                  "AXEL COMMITMENT" and "AXEL COMMITMENTS" means, respectively, Term Loan and Term Loans.

                  "AXEL NOTES" means the Term Notes.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (i) the rate that BTCo announces from time to time as its "PRIME" lending rate" as in effect from time to time or (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate. The prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer, and BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below such rate.

                  "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BCC" means Benedek Communications Corporation, a Delaware corporation.

                  "BCC GUARANTY" means the Amended and Restated BCC Guaranty executed and delivered by BCC on or before the Restatement Date, substantially in the form of Exhibit XVII annexed hereto, as such Amended and Restated BCC Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

                  "BCC PLEDGE AGREEMENT" means the Amended and Restated BCC Pledge Agreement executed and delivered by BCC on or before the Restatement Date, substantially in the form of Exhibit XIX annexed hereto, as such Amended and Restated BCC Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "BCC SECURITY AGREEMENT" means the Amended and Restated BCC Security Agreement executed and delivered by BCC on or before the Restatement Date, substantially in the form of Exhibit XX annexed hereto, as such Amended and Restated BCC Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "BENEDEK" means A. Richard Benedek.

                  "BORROWING BASE" means, as of any date of determination, an amount equal to 75% of the Dollar book value of all Accounts Receivable of Company minus the Dollar book value of any Accounts Receivable which have not been paid in full within 120 days of the invoice date thereof, as calculated pursuant to the most recent Borrowing Base Certificate delivered pursuant to subsection 5.11.


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



                  "BORROWING BASE CERTIFICATE" means a certificate substantially in the form of Exhibit VII annexed hereto delivered to Agent by Company pursuant to subsection 5.11.

                  "BRISSETTE" means Brissette Broadcasting Corporation, a Delaware corporation.

                  "BRISSETTE ACQUISITION" means the transactions contemplated by the Brissette Acquisition Agreement.

                  "BRISSETTE ACQUISITION AGREEMENT" means that certain Stock Purchase Agreement dated December 15, 1995, as amended by that certain letter agreement dated April 11, 1996 and by that certain letter agreement dated April 24, 1996, by and among GE Capital, Paul Brissette, Brissette and Company, in the form delivered to Lenders under the Existing Credit Agreement on the Acquisition Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 6.14.

                  "BRISSETTE STATIONS" means, collectively, the following television broadcast stations: KAUZ-TV licensed to serve Wichita Falls, Texas; KOSA-TV licensed to serve Odessa, Texas; WHOI(TV) licensed to serve Peoria, Illinois; WILX-TV licensed to serve Onondaga, Michigan; WMTV(TV) licensed to serve Madison, Wisconsin; WSAW-TV licensed to serve Wausau, Wisconsin; WTRF-TV licensed to serve Wheeling, West Virginia; and WWLP(TV) licensed to serve Springfield, Massachusetts.

                  "BUSINESS DAY" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard &


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



         Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i), (ii) and (iii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of Exhibit XII annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

                  "CIBC" means Canadian Imperial Bank of Commerce, New York Agency, in its capacity as collateral agent under the Existing Credit Agreement.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCOUNT" has the meaning assigned to that term in the Collateral Account Agreement.

                  "COLLATERAL ACCOUNT AGREEMENT" means the Amended and Restated Collateral Account Agreement executed and delivered by BCC and Agent on or before the Restatement Date, substantially in the form of Exhibit XIII annexed hereto, as such Collateral Account Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COLLATERAL AGENT" means Agent.

                  "COLLATERAL DOCUMENTS" means the Existing Company Pledge Agreement, the BCC Pledge Agreement, the BCC Security Agreement, the Company Security Agreements, the Collateral Account Agreement, the Company Collateral Account Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

                  "COMMUNICATIONS ACT" means the Communications Act of 1934, as amended (including, without limitation, the Telecommunications Act of 1996), or any successor statute or statutes thereto, and all FCC Regulations, in each case as from time to time in effect.

                  "COMMUNICATIONS REGULATORY AUTHORITY" means the FCC and any future communications regulatory commission, agency, department, board or authority.

                  "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

                  "COMPANY ACCOUNTS RECEIVABLE SECURITY AGREEMENT" means the Amended and Restated Accounts Receivable Security Agreement executed and delivered by Company on or before the Restatement Date, substantially in the form of Exhibit XIV annexed hereto, as such Amended and Restated Accounts Receivable Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPANY ACQUIRED ASSETS SECURITY AGREEMENT" means the Amended and Restated Acquired Assets Security Agreement executed and delivered by Company on or before the Restatement Date, substantially in the form of Exhibit XV annexed hereto, as such Amended and Restated Acquired Assets Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPANY COLLATERAL ACCOUNT" has the meaning assigned the term "Collateral Account" in the Company Collateral Account Agreement.

                  "COMPANY COLLATERAL ACCOUNT AGREEMENT" means the Company Collateral Account Agreement executed and delivered by Company and Agent pursuant to Section 5.14 within 20 days of the Restatement Date, in form and substance satisfactory to the Agent, as such Company Collateral Account Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPANY SECURITY AGREEMENTS" means the Company Accounts Receivable Security Agreement, the Company Acquired Assets Security Agreement and the Company Tangible Assets Security Agreement.

                  "COMPANY TANGIBLE ASSETS SECURITY AGREEMENT" means the Amended and Restated Tangible Assets Security Agreement executed and delivered by Company on or before the Restatement Date, substantially in the form of Exhibit XVI annexed hereto, as such Amended and Restated Tangible Assets Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPENSATION LIMIT" has the meaning assigned to that term in subsection 6.11.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 5.1(iv).

                  "CONFIDENTIAL INFORMATION MEMORANDUM" means that certain Confidential Information Memorandum and supplement thereto prepared by Agent relating to the Term Loans and Revolving Loans dated October 1997.

                  "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense (to the extent deducted in calculating Consolidated Net Income), (iii) provisions for taxes based on income,
         (iv) total depreciation expense, (v) total amortization expense (including, without duplication, the amortization of Program Obligations), and (vi) other non-cash items reducing Consolidated Net Income less (a) Program Payments and (b) other non-cash items increasing Consolidated Net Income (but excluding barter and any recognition of non-cash income to the extent that such income is in respect of cash received in an earlier period), all of the foregoing as determined on a consolidated basis for BCC and its Subsidiaries in conformity with GAAP except to the extent the express provisions of this definition require a calculation other than in accordance with GAAP.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of BCC and its Subsidiaries) by BCC and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of BCC and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by BCC and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of BCC; provided that Consolidated Capital Expenditures shall not include (a) expenditures made in connection with (1) any Investment permitted by subsection 6.3(x), and (2) the replacement, substitution or restoration of assets
         (x) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored or (y) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (b) for purposes of subsection 6.8 only, amounts which would otherwise constitute Consolidated Capital Expenditures hereunder as a result of (1) advertising time barter agreements to the extent that the fair market value of the advertising time bartered pursuant to such agreements does not exceed $500,000 in the aggregate in any Fiscal Year and (2) LMA Capital Expenditures and expenditures made in connection with Permitted Acquisitions.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of BCC and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of BCC and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP other than the current portion of Funded Debt.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) to the extent permitted under this Agreement, (c) Consolidated Cash Interest Expense, and (d) the provision for current taxes based on income of BCC and its Subsidiaries and payable in cash with respect to such period.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of BCC and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of BCC and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3B. payable to Agent and Lenders on or before the Restatement Date.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of BCC and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of BCC) in which any other Person (other than BCC or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to BCC or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of BCC or is merged into or consolidated with BCC or any of its Subsidiaries or that Person's assets are acquired by BCC or any of its Subsidiaries, (iii) the income of any Subsidiary of BCC to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary,
         (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (other than Indebtedness with respect to Program Obligations) of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

                  "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (1) or (2) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which BCC or any of its Subsidiaries is a party.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "ELIGIBLE ASSIGNEE" means (i)(a) a commercial bank organized under the laws of the United States or any state thereof; (b) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (c) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (d) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (ii) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of Company shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by BCC, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "EMPLOYMENT AGREEMENTS" means, collectively, (i) the Employment Agreement dated as of June 1, 1996 between Company and Benedek, (ii) the Employment Agreement dated as of June 1, 1996 between Company and K. James Yager, (iii) the Employment Agreement dated as of June 1, 1996 between Company and Terry Hurley and (iv) the Employment Agreement dated as of June 1, 1996 between Company and Ronald L. Lindwall, in each case providing for the exclusive employment of such Person by Company, in the form delivered to the Agent on or prior to the Restatement Date.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to BCC or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 'SS' 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 'SS' 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 'SS' 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 'SS' 1251 et seq.), the Clean Air Act (42 U.S.C. 'SS' 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. 'SS' 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. 'SS'136 et seq.), the Occupational Safety and Health Act (29 U.S.C. 'SS' 651 et seq.), the Oil Pollution Act (33 U.S.C. 'SS' 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 'SS' 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of BCC or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of BCC or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of BCC or such Subsidiary and with respect to liabilities arising after such period for which BCC or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
         Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by BCC, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which would be reasonably likely to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on BCC, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of BCC, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by BCC, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
         (viii) the occurrence of an act or omission which would be reasonably likely to give rise to the imposition on BCC, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue
         Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against BCC, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
         Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "EVENT OF DEFAULT" means each of the events set forth in
         Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCHANGE DEBENTURE INDENTURE" means the indenture pursuant to which the Exchange Debentures may be issued, as such indenture may be amended from time to time to the extent permitted under subsection 6.14.

                  "EXCHANGE DEBENTURES" means the 15% Exchange Debentures due 2007 of BCC issuable pursuant to the Exchange Debenture Indenture in exchange for the Exchangeable Preferred Stock.

                  "EXCHANGEABLE PREFERRED CERTIFICATE OF DESIGNATION" means the provisions of BCC's Certificate of Designation, Preferences and Relative, Participating, Optional and

         Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof relating to the Exchangeable Preferred Stock, in the form delivered to Lenders under the Existing Credit Agreement on or before the Acquisition Date and as such provisions may be amended from time to time thereafter to the extent permitted under subsection 6.14.

                  "EXCHANGEABLE PREFERRED STOCK" means the 15% Exchangeable Redeemable Senior Preferred Stock due 2007 of BCC, par value $0.01 per share, with a liquidation preference of $100 per share and with the other terms set forth in the Exchangeable Preferred Certificate of Designation.

                  "EXISTING ADMINISTRATIVE AGENT" has the meaning assigned to the term "Administrative Agent" in the Existing Credit Agreement as in effect immediately prior to the Restatement Date.

                  "EXISTING AXEL" or "EXISTING AXELS" have the respective meanings assigned to the terms "AXEL" and "AXELs" in the Existing Credit Agreement as in effect immediately prior to the Restatement Date.

                  "EXISTING AXEL NOTES" has the meaning assigned the term "AXEL Notes" in the Existing Credit Agreement as in effect immediately prior to the Restatement Date.

                  "EXISTING AXEL SERIES A" and "EXISTING AXELS SERIES A" have the respective meanings assigned to the terms "AXEL Series A" and "AXELs Series A" in the Existing Credit Agreement as in effect immediately prior to the Restatement Date.

                  "EXISTING AXEL SERIES B" and "EXISTING AXELS SERIES B" have the respective meanings assigned to the terms "AXEL Series B" and "AXELs Series B" in the Existing Credit Agreement as in effect immediately prior to the Restatement Date.

                  "EXISTING COLLATERAL AGENT" has the meaning assigned to the term "Collateral Agent" in the Existing Credit Agreement as in effect immediately prior to the Restatement Date.

                  "EXISTING COMPANY PLEDGE AGREEMENT" means that certain Company Pledge and Security Agreement by and between Company and The Bank of New York, a New York banking corporation, as agent for and representative of the trustee under the Existing Senior Note Indenture, the holders of the Existing Senior Notes and the holders of Permitted Pari Passu Debt (as defined therein), dated as of March 10, 1995, as amended from time to time to the extent permitted under subsection 6.14.

                  "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of June 6, 1996 among BCC, Company, Pearl Street L.P., as Arranging Agent, Goldman, Sachs & Co., as Syndication Agent, the Lenders party thereto and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent and as Collateral Agent, as amended by (i) that certain Limited Waiver and First Amendment to Credit Agreement dated as of

         October 31, 1996 and (ii) that certain Limited Waiver and Second Amendment dated as of February 28, 1997.

                  "EXISTING LENDER" means each Lender under the Existing Credit Agreement on the Restatement Date immediately prior to the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement.

                  "EXISTING LOANS" means the loans outstanding under the Existing Credit Agreement on the Restatement Date and immediately prior to the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, including Existing AXELs Series A, Existing AXELs Series B and Revolving Loans.

                  "EXISTING SENIOR NOTE INDENTURE" means that certain Indenture by and among Company, as issuer, License Sub, as guarantor, and The Bank of New York, a New York banking corporation, as trustee, dated as of March 1, 1995, pursuant to which the Existing Senior Notes were issued, as amended from time to time to the extent permitted under subsection 6.14.

                  "EXISTING SENIOR NOTES" means Company's $135,000,000 in initial aggregate principal amount of 11-7/8% Senior Secured Notes due 2005 issued pursuant to the Existing Senior Note Indenture.

                  "EXISTING TITLE POLICIES" has the meaning assigned that term in subsection 3.2F.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by BCC or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FCC" means the Federal Communications Commission and any successor or substitute governmental commission, agency, department, board or authority performing functions similar to those performed by the Federal Communications Commission on the date hereof.

                  "FCC CONSENTS" means, with respect to any television broadcast station acquired by Company after the Restatement Date, the initial written action or actions of the FCC approving the transfer or assignment of the FCC Licenses used in connection with the ownership and operation of such station from the holder thereof immediately prior to giving effect to such acquisition to License Sub, in form and in substance reasonably satisfactory to Agent and Requisite Lenders.

                  "FCC LICENSES" means all licenses, authorizations, waivers and permits required under the Communications Act or from any Communications Regulatory Authority.

                  "FCC REGULATIONS" means all rules, regulations, written policies, orders and decisions of the FCC under the Communications Act.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 5.1(xiv).

                  "FINAL ORDER" means a written order, consent or other action of the FCC (i) which shall not have been reversed, stayed, enjoined, set aside, annulled or suspended and (ii) in respect of which either
         (a) the time for filing a request for administrative or judicial relief, or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such review having been issued, or (b) any filing of a request for administrative or judicial relief, or administrative review thereof sua sponte, shall have been disposed of favorably with respect to confirmation of such order or action or the grant of such consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed.

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 6.2A(iii)) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 6.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of BCC and its Subsidiaries ending on December 31 of each calendar year.

                  "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FUNDED DEBT", as applied to any Person, means all Indebtedness of that Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Agent located at One Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006 or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender.

                  "FUNDING DATE" means the date of the funding of a Loan.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GE CAPITAL" means General Electric Capital Corporation, a New York corporation.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "GUARANTIES" means the BCC Guaranty and the License Sub Guaranty.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement designed to hedge against fluctuations in interest rates.

                  "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) to the extent not otherwise included above, all liabilities of that Person with respect to Program Obligations, and
         (vi) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (1) in the case of Hedge Agreements, Contingent Obligations, and (2) in all other cases, Investments, and in neither case constitute Indebtedness.

                  "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of BCC and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of BCC and its Subsidiaries, taken as a whole.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each February 1, May 1, August 1 and November 1 of each year, commencing on the first such date to occur after the Restatement Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of six months, "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which BCC or any of its Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by BCC or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of BCC), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of BCC from any Person other than BCC or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by BCC or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) (a) Currency Agreements or (b) Interest Rate Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Agent, pursuant to which such lessor agrees, for the benefit of Agent, that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property) and to such other matters relating to such Leasehold Property as Agent may reasonably request.

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

                  "LEVERAGE RATIO" means the ratio of (i) Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Agent pursuant to clause (iv) of subsection 5.1.

                  "LICENSE SUB" means Benedek License Corporation, a Delaware corporation, and any other Person established solely for the purpose of holding the FCC Licenses now or hereafter acquired or owned by Company, which Person shall be a wholly owned Subsidiary of Company.

                  "LICENSE SUB GUARANTY" means the Amended and Restated License Sub Guaranty executed and delivered by License Sub on or before the Restatement Date, substantially in the form of Exhibit XVIII annexed hereto, as such Amended and Restated License Sub Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LMA" means a local marketing arrangement, sale agreement, time brokerage agreement, management agreement or similar agreement pursuant to which a Person, subject to customary preemption rights and other limitations, (i) obtains the right to sell the advertising inventory of a television broadcast station of which another Person is the licensee, (ii) obtains the right to exhibit programming and sell advertising time of such television broadcast station or (iii) manages the selling operations of such television broadcast station with respect to advertising inventory of such station.

                  "LMA CAPITAL EXPENDITURE" means all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of BCC and its Subsidiaries) by Company pursuant to, in connection with or in respect of an LMA which, in conformity with GAAP, would be included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of BCC and its Subsidiaries.

                  "LOAN" or "LOANS" means one or more of the Tranche A Term Loans, Tranche B Term Loans or Revolving Loans or any combination thereof.

                  "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties and the Collateral Documents.

                  "LOAN PARTY" means each of BCC, Company, License Sub and any of BCC's other Subsidiaries, if any, from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MASTER ASSIGNMENT AGREEMENT" means the Master Assignment Agreement substantially in the form of Exhibit XXIII annexed hereto.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of BCC and its Subsidiaries, taken as a whole, or (ii) the material impairment of the ability of any Loan Party to perform, or of Agent or Lenders to enforce, the Loan Documents or the Obligations.

                  "MATERIAL CONTRACT" means any of the Network Affiliation Agreements, the Employment Agreements with Benedek and K. James Yager, any LMA or acquisition agreement entered into by Company as permitted hereunder, any Program Contract pursuant to which Company's aggregate Program Obligations thereunder are equal to or greater than $1,000,000 (calculated as the unamortized amount of such Program Obligations on any date of determination), and any other contract or other arrangement to which BCC or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL FEE PROPERTY" means any fee interest in real property reasonably determined by Agent to be of material value as Collateral or of material importance to the operations of BCC or any of its Subsidiaries.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Agent to be of material value as Collateral or of material importance to the operations of BCC or any of its Subsidiaries.

                  "MEDIA BUSINESS" means broadcasting (including television and radio broadcasting), cable television, programming production or distribution, advertising and advertising sales, newspaper and outdoor advertising businesses, any similar business and businesses related to any of the foregoing.

                  "MORTGAGE" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XXI annexed hereto or in such other form as may be approved by Agent in its sole discretion, in each case with such changes thereto as may be recommended by Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Agent's option, in the case of an Additional Mortgaged

         Property (as defined in subsection 5.8), an amendment to an existing Mortgage, in form satisfactory to Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "MORTGAGES" means all such instruments, including the Mortgages encumbering the Acquisition Date Mortgaged Properties and any Additional Mortgages (as defined in subsection 5.8), collectively.

                  "MORTGAGE AMENDMENTS" means an amendment to the existing Mortgages encumbering the Real Property Assets located in Colorado, Texas, Michigan and Tazewell County, Illinois, in each case in form satisfactory to Agent, addressing such matters not inconsistent with this Agreement as Agent may require, as such instrument may be amended, supplemented or otherwise modified from time to time.

                  "MORTGAGE ASSIGNMENTS" means an assignment to Agent of all right, title and interest of CIBC in the existing Mortgages encumbering the Acquisition Date Mortgaged Properties, in each case in form satisfactory to Agent, as such instrument may be amended, supplemented or otherwise modified from time to time.

                  "MORTGAGED PROPERTY" means an Acquisition Date Mortgaged Property (as defined in subsection 3.2F) or an Additional Mortgaged Property (as defined in subsection 5.8).

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and
         (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by BCC or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of BCC or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs incurred by BCC or any of its Subsidiaries in connection with the adjustment or settlement of any claims of BCC or such Subsidiary in respect thereof.

                  "NETWORK" means one or more of National Broadcasting Company Incorporated, American Broadcasting Company, CBS, Inc., Warner Brothers Television Network, UPN Network, or Fox Broadcasting Company, as the context requires.

                  "NETWORK AFFILIATION" means a relationship under a Network Affiliation Agreement in full force and effect between a Network and the applicable Station or between a Network and Company in respect of the applicable Station.

                  "NETWORK AFFILIATION AGREEMENTS" means, collectively, the Affiliation Agreements between Company or any Station, as the case may be, and any of the Networks, as any such agreement may be amended, supplemented or otherwise modified from time to time, and including any replacement agreement.

                  "NON-RECOURSE INDEBTEDNESS" means Indebtedness or that portion of Indebtedness (i) as to which neither BCC nor its Subsidiaries (a) provide credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (b) is directly or indirectly liable or (c) constitute the lender and (ii) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of BCC or its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "NOTES" means one or more of the Tranche A Term Notes, Tranche B Term Notes or Revolving Notes or any combination thereof.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or their respective Affiliates or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
         (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.


                  "OWNED TELEVISION STATION ASSET GROUP" means a Television Station Asset Group owned by Company.

                  "OWNERSHIP REPORTS" means, with respect to any Station, the reports and certifications filed with the FCC pursuant to 47 C.F.R. 'SS' 73.3615, or any comparable reports filed pursuant to any successor regulation thereto.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED ACQUISITION" means an acquisition, whether through the purchase of the assets thereof or of the stock or other equity interests of an entity owning such assets and whether pursuant to the exercise of a purchase option under a Permitted LMA or otherwise, by Company of a Television Station Asset Group or a business related to the ownership or operation of a television broadcast station; provided, however, that to the extent such acquisition is made through the acquisition of stock or other equity interests of any Person, such Person shall, immediately following the consummation of such acquisition, be merged with and into Company, with Company being the surviving corporation in such merger.

                  "PERMITTED ENCUMBRANCES" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA and any such Lien relating to or imposed in connection with any Environmental Claim):

                           (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                           (ii) statutory Liens of landlords, statutory Liens of
                  banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or
                  (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (iv)     any attachment or judgment Lien not
                  constituting an Event of Default
                  under subsection 7.8;

                           (v) leases or subleases granted to third parties
                  permitted hereunder and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                           (vi) easements, rights-of-way, restrictions,
                  encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations and any exceptions to title expressly set forth in the Existing Title Policies or any Additional Mortgage Policy;

                           (vii) any (a) interest or title of a lessor or
                  sublessor under any lease permitted hereunder, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
                  (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease; and

                           (viii) Liens arising from filing UCC financing
                  statements relating solely to leases permitted by this Agreement.

                  "PERMITTED LMA" means an LMA entered into by Company or a Special Purpose Subsidiary with an unaffiliated Person with respect to a television broadcast station (i) which, immediately prior to the time the LMA is entered into, is not owned or operated by Company or any of its Affiliates and (ii) which is located in a market in which Company owns and operates a Station or Stations as of the date hereof.

                  "PERMITTED SPECIAL PURPOSE ACQUISITION" means an acquisition, whether through the purchase of the assets thereof or of the stock or other equity interests of an entity owning such assets and whether pursuant to the exercise of a purchase option under a Permitted LMA or otherwise, by a Special Purpose Subsidiary of a business principally engaged in one or more Media Businesses; provided, however, that to the extent such acquisition is made through the acquisition of stock or other equity interests of any Person, such Person shall, immediately following the consummation of such acquisition, be merged with and into such Special Purpose Subsidiary, with such Special Purpose Subsidiary being the surviving corporation in such merger.



                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED COLLATERAL" means, collectively, the "Pledged Collateral" as defined in the BCC Pledge Agreement and the Existing Company Pledge Agreement.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PROGRAM CONTRACTS" means all contracts for the acquisition of the right to broadcast films, series and other programming material.

                  "PROGRAM OBLIGATIONS" means all obligations of the Company under Program Contracts payable in a form other than barter.

                  "PROGRAM PAYMENTS" means, for any period of determination, the aggregate cash payments actually made by or on behalf of Company and its Subsidiaries during such period with respect to or on account of Program Obligations.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche A Term Loan Exposure of that Lender by (y) the aggregate Tranche A Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche B Term Loan Exposure of that Lender by (y) the aggregate Tranche B Term Loan Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by
         (y) the aggregate Revolving Loan Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Tranche A Term Loan Exposure of that Lender plus the Tranche B Term

         Loan Exposure of that Lender plus the  Revolving Loan
         Exposure of that Lender by (y) the sum of the aggregate
         Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii), (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD
         DOCUMENT" means, with respect to any Leasehold Property,
         (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Agent.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED AGREEMENTS" means, collectively, the Brissette Acquisition Agreement, the Stauffer Acquisition Agreement, the Exchangeable Preferred Certificate of Designation, the Seller Preferred Certificate of Designation, the Existing Senior Note Indenture, the Senior Subordinated Note Indenture, the Warrant Agreement, the Exchange Debentures and the Exchange Debenture Indenture.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUISITE LENDERS" means, except as otherwise provided in subsection 8.6, (i) Lenders having or holding 51% or more of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders and (ii) Lenders having or holding 51% or more of the aggregate Revolving Loan Exposure of all Lenders.

                  "RESTATEMENT DATE" means the date on or before December 19, 1997, on which the conditions to the effectiveness of this Agreement set forth in subsection 3.2 are satisfied.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of BCC or its Subsidiaries, now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of BCC or its Subsidiaries, now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of BCC or its Subsidiaries, now or hereafter outstanding, and
         (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(iii), and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means December 31, 2003.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and
         (ii) after the termination of the Revolving Loan Commitments, the aggregate outstanding principal amount of the Revolving Loans of that Lender.

                  "REVOLVING LOANS" means the Loans maintained or made by Lenders to Company pursuant to subsection 2.1A(ii).

                  "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(iii) of this Agreement on the Restatement Date to Lenders having a Revolving Loan Commitment on the Restatement Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SATELLITE STATIONS" means, collectively, the following television broadcast stations: KGWL-TV licensed to serve Lander, Wyoming; KGWR-TV licensed to serve Rock Springs, Wyoming; KSTF(TV) licensed to serve Scottsbluff, Nebraska; and KTVS(TV) licensed to serve Sterling, Colorado.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.



                  "SELLER PREFERRED CERTIFICATE OF DESIGNATION" means the provisions of BCC's Certificate of Designation, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof relating to the Seller Preferred Stock, in the form delivered to Lenders under the Existing Credit Agreement on or before the Acquisition Date and as such provisions may be amended from time to time thereafter to the extent permitted under subsection 6.14.

                  "SELLER PREFERRED STOCK" means the preferred stock of BCC issued to GE Capital with the terms set forth in the Seller Preferred Certificate of Designation.

                  "SENIOR NOTE TRUSTEE" means The Bank of New York, a New York banking corporation, in its capacity as trustee under the Existing Senior Note Indenture and as agent for and representative of the holders of the Existing Senior Notes, and any successor trustee appointed in accordance with the Existing Senior Note Indenture.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes are issued, in the form delivered to Lenders under the Existing Credit Agreement on or before the Acquisition Date and as such indenture may be amended from time to time to the extent permitted under subsection 6.14.

                  "SENIOR SUBORDINATED NOTES" means $90,178,000 in initial aggregate principal amount of the 13.25% Senior Subordinated Discount Notes due 2006 of BCC issued pursuant to the Senior Subordinated Note Indenture.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (i)(a) the then fair saleable value of the property of such Person is (1) greater than the total amount of liabilities (including contingent liabilities) of such Person and (2) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (c) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPECIAL PURPOSE SUBSIDIARY" means a direct Subsidiary of Company (i) which has not acquired any assets (other than Cash to the extent permitted under subsection 6.3(x)) directly from BCC or any of its Subsidiaries, (ii) the capital stock or other equity interests of which, to the extent owned by Company or any of its Affiliates, is subject to a First Priority Lien of Agent for the benefit of Lenders, and (iii) which has no Indebtedness other than Non-Recourse Indebtedness.



                  "STATIONS" means, collectively, (i) each of the television broadcast stations owned and operated by Company and its Subsidiaries on the Restatement Date as set forth in Schedule 4.1E annexed hereto, and (ii) any television broadcast station acquired after the Restatement Date by Company or any of its Subsidiaries.

                  "STAUFFER" means Stauffer Communications, Inc., a Delaware corporation.

                  "STAUFFER ACQUISITION" means the transactions contemplated by the Stauffer Acquisition Agreement.

                  "STAUFFER ACQUISITION AGREEMENT" means that certain Assets Purchase and Sale Agreement dated November 22, 1995, by and among Stauffer, Morris Communications Corporation, a Georgia corporation, and Benedek Acquisition Corporation, a Delaware corporation, as amended by that certain letter agreement dated March 28, 1996 by and among Stauffer, Morris Communications Corporation and Company, in the form delivered to the Lenders under the Existing Credit Agreement on or before the Acquisition Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 6.14.

                  "STAUFFER STATIONS" means, collectively, the following television broadcast stations: WIBW-TV licensed to serve Topeka, Kansas; KCOY-TV licensed to serve Santa Maria, California; KMIZ(TV) licensed to serve Columbia-Jefferson City, Missouri; KGWN-TV licensed to serve Cheyenne, Wyoming; KSTF(TV) licensed to serve Scottsbluff, Nebraska; KTVS(TV) licensed to serve Sterling, Colorado; KGWC-TV licensed to serve Casper, Wyoming; KGWR-TV licensed to serve Rock Springs, Wyoming; and KGWL-TV licensed to serve Lander, Wyoming.

                  "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of BCC evidenced by the Senior Subordinated Notes, (ii) any Indebtedness of BCC evidenced by the Exchange Debentures and (iii) any Indebtedness of BCC or its Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that with respect to BCC or Company, references to Subsidiaries shall not be deemed to include any Special Purpose Subsidiaries except for purposes of subsections 4.6, 4.7, 4.11, 4.13, 4.18, 5.3, 5.6, 5.7 and 6.2D and any defined terms used in the foregoing subsections.


                  "SUPERMAJORITY LENDERS" means (i) Lenders having or holding 75% or more of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders and (ii) Lenders having or holding 75% of more of the aggregate Revolving Loan Exposure of all Lenders.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 8.1D.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TAX AMOUNTS" with respect to any calendar year means the sum of (i) an amount equal to the product of (a) the Federal taxable income of Company for such year as determined in good faith by the Board of Directors and as certified by a nationally recognized tax accounting firm and without taking into account the deductibility of state income taxes for Federal income tax purposes multiplied by (b) the State Tax Percentage (as defined below) plus (ii) the greater of (1) the product of (w) the Federal taxable income of Company for such year as determined in good faith by the Board of Directors and as certified by a nationally recognized tax accounting firm and taking into account the deductibility of the amount determined in clause (i) above as a state income tax for Federal income tax purposes multiplied by (x) the Federal Tax Percentage (as defined below) and (2) the product of (y) the alternative minimum taxable income attributable to Company's stockholder(s) by reason of the income of Company for such year as determined in good faith by the Board of Directors and as certified by a nationally recognized tax accounting firm multiplied by (z) the Federal Tax Percentage; provided, however, the amount as calculated above shall be reduced by the amount of any income tax benefit attributable to Company which could be realized by Company's stockholder(s) in the current or a prior taxable year (including tax losses, alternative minimum tax credits, other tax credits and carryforwards or carrybacks thereof) to the extent not previously taken into account. The amount of any such income tax benefit described in the proviso to the preceding sentence shall be determined in a manner consistent with the calculation of the Tax Amount for the relevant year. The term "STATE TAX PERCENTAGE" shall mean the highest applicable statutory marginal rate of state and local income tax to which an individual resident of the Relevant Jurisdiction (as defined below) would be subject in the relevant year of determination as a result of being a stockholder of a corporation taxable as an S Corporation in such jurisdiction (as certified to Agent by a nationally recognized tax accounting firm). The term "RELEVANT JURISDICTION" shall mean the jurisdiction in which, during the relevant taxable year, (i) Company is doing business for state and local income tax purposes, (ii) Company derives the first, second, third or fourth highest percentage of its gross income as calculated for Federal income tax purposes (excluding therefrom any gain or loss from the sale or other disposition of any television station then owned by Company) and (iii) Company is taxable as an S Corporation for state and local income tax purposes that imposes the highest aggregate marginal rate of state and local income tax on individuals (as certified to Agent by a nationally recognized tax accounting firm). The term "FEDERAL TAX PERCENTAGE" shall mean the highest applicable statutory marginal rate of Federal income tax or, in the case of clause (ii)(2) above, alternative minimum tax, to which an individual resident of the United States would be subject in the relevant year of determination (as certified to Agent by a nationally recognized tax accounting firm); provided, however, that, for any year in which Company is not taxable as an S Corporation for Federal income tax purposes, the Federal Tax Percentage shall be zero. Notwithstanding the foregoing, the sum of the State Tax Percentage and the Federal Tax Percentage (the "TOTAL TAX PERCENTAGE") shall not exceed the percentage (the "MAXIMUM TAX PERCENTAGE") equal to the lesser of (i) the highest applicable statutory marginal rate of Federal, state, local income tax or, when applicable, alternative minimum tax, to which a corporation doing business in any state in which Company is doing business at the time of determination would be subject in the relevant year of determination (as certified to Agent by a nationally recognized tax accounting firm) plus 5% and (ii) 55%. If the Total Tax Percentage exceeds the Maximum Tax Percentage, the Federal Tax Percentage shall be reduced to the extent necessary to cause the Total Tax Percentage to equal the Maximum Tax Percentage. Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with reconciliation within 40 days of the earlier of (i) Company's filing of the Internal Revenue Service Form 1120S for the applicable taxable year and (ii) the last date such form is required to be filed. Benedek will enter into a binding agreement with Company to reimburse Company for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation. Estimated distributions of Tax Amounts are set forth on Schedule 1.1 annexed hereto.

                  "TELEVISION STATION ASSET GROUP" means any group of assets which constitute all or substantially all of the assets which would be necessary to carry on the business of a television broadcast station and which, when purchased by a single purchaser, would (together with any necessary FCC Licenses, authorizations, working capital and operating location) be substantially sufficient to allow such purchaser to carry on such business.

                  "TERM LOANS" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

                  "TERM NOTES" means one or more of the Tranche A Term Notes or Tranche B Term Notes or any combination thereof.

                  "THIRD PARTY PERMITTED LMA" means an LMA entered into by Company with an unaffiliated Person with respect to a Satellite Station which, immediately prior to the time the LMA is entered into, is owned and operated by Company.


                  "TITLE COMPANY" means, collectively, Stewart Title and/or one or more other title insurance companies reasonably satisfactory to Agent.

                  "TITLE ENDORSEMENTS" has the meaning assigned that term in subsection 3.2F.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the aggregate principal amount of all outstanding Revolving Loans.

                  "TRANCHE A TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Tranche A Term Loan of that Lender.

                  "TRANCHE A TERM LOANS" means the Loans made by Lenders to Company which were converted from Existing AXELs Series A and Existing AXELs Series B on the Restatement Date pursuant to subsection 2.1A(i)(a).

                  "TRANCHE A TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(i) of this Agreement on the Restatement Date to Lenders having outstanding Tranche A Term Loans on the Restatement Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Tranche A Term Loans of any Lenders, in each case substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "TRANCHE B TERM LOAN EXPOSURE" means, with respect to any Lender as of any date of determination, the outstanding principal amount of the Tranche B Term Loan of that Lender.

                  "TRANCHE B TERM LOANS" means the Loans made by Lenders to Company which were converted from Existing AXEls Series B on the Restatement Date pursuant to subsection 2.1A(i)(b).

                  "TRANCHE B TERM NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E(ii) of this Agreement on the Restatement Date to Lenders having outstanding Tranche B Term Loans on the Restatement Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the Tranche B Term Loans of any Lenders, in each case substantially in the form of Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UNUTILIZED COMPENSATION AMOUNT" means, as of any date of determination, (i) the sum of the Compensation Limits for each Fiscal Year ended after the Acquisition Date and prior to the date of determination minus (ii) the sum of (a) the aggregate amount of cash compensation paid or accrued to Benedek during such Fiscal
         Years plus (b) the aggregate amount expended by Company or BCC to repurchase or redeem Warrants prior to the date of determination.

                  "WARRANTS" means the 600,000 initial warrants and 888,000 contingent warrants issued by BCC pursuant to the Warrant Agreement to the purchasers of the Exchangeable Preferred Stock.

                  "WARRANT AGREEMENT" means the warrant agreement pursuant to which the Warrants are issued, in the form delivered to Lenders under the Existing Credit Agreement on or before the Acquisition Date and as such warrant agreement may be amended from time to time to the extent permitted under subsection 6.14.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiv) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the

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


specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


                                   SECTION 2.

                             CONVERSION; AMOUNTS AND
                  TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS

2.1 CONVERSION OF EXISTING AXELS TO TERM LOANS; AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS; THE REGISTER; NOTES.

         A. AMOUNT AND TERMS OF REVOLVING LOAN COMMITMENTS AND LOANS. Pursuant to the Existing Credit Agreement, (x) certain Existing Lenders made Existing AXELs Series A thereunder in an initial aggregate principal amount of $70,000,000, (y) certain Existing Lenders made Existing AXELs Series B thereunder in an initial aggregate principal amount of $58,000,000 and (z) certain Existing Lenders had Revolving Loan Commitments in an aggregate principal amount immediately preceding the Restatement Date of $10,000,000. As of the Restatement Date, but immediately prior to the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, the aggregate outstanding principal amount of (x) Existing AXELs Series A was $56,931,180, (y) Existing AXELs Series B was $53,885,820 and (z) Revolving Loans was $9,499,670.75. Immediately prior to the effectiveness of this Agreement, pursuant to the Master Assignment Agreement, certain of the Existing Lenders are selling and assigning all of their respective rights in and to, and all of their respective obligations under, the Existing AXELs Series A, Existing AXELs Series B and Revolving Loans owing to such Existing Lender and the Revolving Loan Commitment of such Existing Lender, to certain of the Lenders, in the amounts and subject to the terms set forth in such Master Assignment Agreement.

                  (i)      Conversion of Existing AXELs into Term Loans.

                  (a) Conversion of Existing AXELs into Tranche A Term Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, as of the Restatement Date and immediately following the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, $56,931,180 in aggregate principal amount of Existing AXELs Series A which were outstanding under the Existing Credit Agreement and $20,068,820 in aggregate principal amount of Existing AXELs Series B which were outstanding under the Existing Credit Agreement shall be converted into and shall thereafter be $77,000,000 in outstanding principal amount of Tranche A Term Loans for all purposes under this Agreement. On the Restatement Date and immediately following the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, the aggregate outstanding principal amount of Tranche A Term Loans of each Lender which have been converted from Existing AXELs Series A and Existing AXELs Series B as provided in the first sentence of this subsection 2.1A(i)(a) is set forth opposite the name of that Lender on Schedule 2.1 annexed hereto and the aggregate outstanding principal amount of the Tranche A Term Loans on the Restatement Date is $77,000,000. Any amounts owed (whether or not presently due and payable) by Company to a Lender under or in respect of an Existing AXEL converted into a Tranche A Term Loan shall, as of the Restatement Date and immediately following the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, be deemed to be owed under or in respect of the Tranche A Term Loan into which such Existing AXEL was converted and such amounts shall thereafter be evidenced by the Tranche A Term Note delivered by Company to or on behalf of such Lender pursuant to subsection 2.1E(i). In connection with the conversion of the Existing AXELs into Tranche A Term Loans pursuant to this subsection 2.1A(i)(a), Company shall be required to satisfy the conditions set forth in Section 3.2 and Section 3.3; provided that Company shall not be required to deliver a Notice of Borrowing with respect to such conversion. The Existing AXEL Notes issued by Company in favor of Existing Lenders pursuant to subsection 2.1E(i) of the Existing Credit Agreement shall be of no further force and effect and each Lender, or Agent on behalf of such Lender, shall return to Company for cancellation the Existing AXEL Note held by such Lender. Amounts repaid or prepaid with respect to the Tranche A Term Loans may not be reborrowed.

                  (b) Conversion of Existing AXELs Series B into Tranche B Term Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, as of the Restatement Date and immediately following the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, $33,817,000 in aggregate principal amount of Existing AXELs Series B which were outstanding under the Existing Credit Agreement shall be converted into and shall thereafter be $33,817,000 in outstanding principal amount of Tranche B Term Loans for all purposes under this Agreement. On the Restatement Date and immediately following the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, the aggregate outstanding principal amount of the Tranche B Term Loans of each Lender which have been converted from Existing AXELs Series B as provided in the first sentence of this subsection 2.1A(i)(b) is set forth opposite the name of that Lender on
                  Schedule 2.1 annexed hereto and the aggregate outstanding principal amount of the Tranche B Term Loans is $33,817,000. Any amounts owed (whether or not presently due and payable) by Company to a Lender under or in respect of an Existing AXELs Series B converted into a Tranche B Term Loan shall, as of the Restatement Date and immediately following the consummation of the assignment and assumption transactions contemplated by the Master Assignment Agreement, be deemed to be owed under or in respect of the Tranche B Term Loan into which such Existing AXELs Series B was converted and such amounts shall thereafter be evidenced by the Tranche B Term Note delivered by Company to or on behalf of such Lender pursuant to subsection 2.1E(ii). In connection with the conversion of the Existing AXELs Series B into Tranche B Term Loans pursuant to this subsection 2.1A(i)(b), Company shall be required to satisfy the conditions set forth in Section 3.2 and Section 3.3; provided that Company shall not be required to deliver a Notice of Borrowing with respect to such conversion. The Existing AXEL Notes issued by Company in favor of Existing Lenders pursuant to subsection 2.1E(ii) of the Existing Credit Agreement shall be of no further force and effect and each Lender, or Agent on behalf of such Lender, shall return to Company for cancellation the Existing AXEL Note held by such Lender. Amounts repaid or prepaid with respect to the Tranche B Term Loans may not be reborrowed.

                  (ii) Revolving Loans. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company, each Lender having a Revolving Loan Commitment severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to (a) maintain its outstanding Revolving Loans and (b) to make additional Revolving Loans to Company from time to time during the period from the Restatement Date to but excluding the Revolving Loan Commitment Termination Date, in an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. On the Restatement Date, simultaneously with the effectiveness of this Agreement but without giving effect to any borrowings hereunder, the aggregate outstanding principal amount of Revolving Loans was $9,499,670.75. The aggregate amount of each Lender's outstanding Revolving Loans on the Restatement Date, simultaneously with the effectiveness of this Agreement but without giving effect to any borrowings hereunder, is set forth opposite its name on Schedule 2.1 annexed hereto. The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Revolving Loan Commitments is $15,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 9.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4B(ii) and 2.4B(iii). Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on December 18, 1997 if the Existing AXELs are not converted to Tranche A Term Loans and Tranche B Term Loans on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

                  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the lesser of (1) the Revolving Loan Commitments then in effect and (2) the Borrowing Base as then in effect.

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Whenever Company desires that Lenders make Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of any Loans made on the Restatement Date, that such Loans shall be Base Rate Loans, (iv) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and
(v) in the case of any Loans requested to be made as Eurodollar Rate
Loans, the initial Interest Period requested therefor. Term Loans and Revolving Loans may be continued as or converted into Base Rate
Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

         Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

         Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office.

Upon satisfaction or waiver of the conditions precedent specified in subsections 3.2 (in the case of Revolving Loans made on the Restatement Date) and 3.3 (in the case of all Revolving Loans), Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Agent from Lenders to be credited to the account of Company at such account as Company shall specify in writing.


         Unless Agent shall have been notified by any Lender prior to the Funding Date for any Revolving Loans that such Lender does not intend to make available to Agent the amount of such Lender's Revolving Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitment and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Agent shall record in the Register the Revolving Loan Commitment and the Tranche A Term Loans, Tranche B Term Loans and Revolving Loans from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the Tranche A Term Loans, Tranche B Term Loans or Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Loan Commitment or Company's Obligations in respect of any applicable Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of the Tranche A Term Loans, Tranche B Term Loans and each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Loan Commitment or Company's Obligations in respect of any applicable Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Loan Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Loan Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Revolving Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments or Loans.

                  (v) Company hereby designates BTCo to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent BTCo serves in such capacity, BTCo and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

          E. NOTES. Company shall execute and deliver on the Restatement Date to each Lender (or to Agent for that Lender) (i) a Tranche A Term Note substantially in the form of Exhibit III annexed hereto to evidence that Lender's Tranche A Term Loan, in the principal amount of that Lender's Tranche A Term Loan and with other appropriate insertions, (ii) a Tranche B Term Loan Note substantially in the form of Exhibit IV annexed hereto to evidence that Lender's Tranche B Term Loan, in the principal amount of that Lender's Tranche B Term Loan and with other appropriate insertions, and (iii) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolv- ing Loan Commitment and with other appropriate insertions.

 2.2 INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B, and the basis for determining the interest rate with respect to any Term Loan or any Revolving Loan may be changed from time to time pursuant to subsection 2.2D; provided that

Company may not select the Adjusted Eurodollar Rate until the earlier of (i) the date the Agent advises Company that the Term Loans have been fully syndicated and (ii) the date which is two months after the Restatement Date. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.


         Subject to the provisions of subsections 2.2E and 2.7, the Tranche A Term Loans and the Revolving Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin in effect from time to time; or

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin in effect from time to time during the applicable Interest Period.

         Subject to the provisions of subsections 2.2E and 2.7, the Tranche B Term Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus 2.25% per annum;
          or

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 3.25% per annum.
          B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three or six month period; provided that:
                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;


                  (v) no Interest Period with respect to any portion of the Tranche A Term Loans or the Tranche B Term Loans shall extend beyond December 31, 2004, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) no Interest Period with respect to any portion of the Tranche A Term Loans or Tranche B Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of the Tranche A Term Loans or Tranche B Term Loans, as the case may be, unless the sum of (a) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Base Rate Loans plus (b) the aggregate principal amount of Tranche A Term Loans or Tranche B Term Loans, as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Tranche A Term Loans or Tranche B Term Loans, as the case may be, on such date;

                  (vii) there shall be no more than seven Interest Periods outstanding at any time; and

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.
          C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).
         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Tranche A Term Loans, Tranche B Term Loans or Revolving Loans equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar
Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Company shall deliver a Notice of Conversion/Continuation to Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate
Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify
(i) the proposed conversion/continuation date (which shall be a Business Day),
(ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3      FEES.

          A. COMMITMENT FEES. Company agrees to pay to Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share of the Revolving Loan Commitments, commitment fees for the period from and including the Restatement Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of outstanding Revolving Loans, multiplied by 1/2 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing on the first such date to occur after the Restatement Date, and on the Revolving Loan Commitment Termination Date.

          B. OTHER FEES. Company agrees to pay to Agent such other fees in the amounts and at the times separately agreed upon between Company and Agent.

2.4 REPAYMENTS; PREPAYMENTS; REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

         A.       SCHEDULED PAYMENTS OF TERM LOANS.

                  (i)      Scheduled Payments of Tranche A Term Loans.  Company
         shall make   principal payments on the Tranche A Term Loans in
         installments on the dates and in the  amounts set forth below:
                                       45


=======================================================================================
                   (A)                                         (B)

                                                            SCHEDULED

                 PAYMENT                                  REPAYMENT OF
                  DATE                                TRANCHE A TERM LOANS

=======================================================================================

                09/30/98                             $1,000,000

---------------------------------------------------------------------------------------
                12/31/98                             $1,000,000

---------------------------------------------------------------------------------------
                03/31/99                             $2,500,000

---------------------------------------------------------------------------------------
                06/30/99                             $2,500,000

---------------------------------------------------------------------------------------
                09/30/99                             $2,500,000

---------------------------------------------------------------------------------------
                12/31/99                             $2,500,000

---------------------------------------------------------------------------------------
                03/31/00                             $3,000,000

---------------------------------------------------------------------------------------
                06/30/00                             $3,000,000

---------------------------------------------------------------------------------------
                09/30/00                             $3,000,000

---------------------------------------------------------------------------------------
                12/31/00                             $3,000,000

---------------------------------------------------------------------------------------
                03/31/01                             $3,000,000

---------------------------------------------------------------------------------------
                06/30/01                             $3,000,000

---------------------------------------------------------------------------------------
                09/30/01                             $3,000,000

---------------------------------------------------------------------------------------
                12/31/01                             $3,000,000

---------------------------------------------------------------------------------------
                03/31/02                             $3,250,000

---------------------------------------------------------------------------------------
                06/30/02                             $3,250,000

---------------------------------------------------------------------------------------
                09/30/02                             $3,250,000

---------------------------------------------------------------------------------------
                12/31/02                             $3,250,000

---------------------------------------------------------------------------------------
                03/31/03                             $3,500,000

---------------------------------------------------------------------------------------
                06/30/03                             $3,500,000

---------------------------------------------------------------------------------------
                09/30/03                             $3,500,000

---------------------------------------------------------------------------------------
                12/31/03                             $3,500,000

---------------------------------------------------------------------------------------
                03/31/04                             $3,500,000

---------------------------------------------------------------------------------------
                06/30/04                             $3,500,000
---------------------------------------------------------------------------------------
                09/30/04                             $3,500,000
---------------------------------------------------------------------------------------



=======================================================================================
                   (A)                                         (B)

                                                            SCHEDULED
                 PAYMENT                                  REPAYMENT OF
                  DATE                                TRANCHE A TERM LOANS

=======================================================================================
---------------------------------------------------------------------------------------
                12/31/04                             $3,500,000
---------------------------------------------------------------------------------------
                  TOTAL                              $77,000,000
=======================================================================================

         ; provided that the scheduled installments of principal of the Tranche A Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche A Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche A Term Loans and all other amounts owed hereunder with respect to the Tranche A Term Loans shall be paid in full no later than December 31, 2004, and the final installment payable by Company in respect of the Tranche A Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche A Term Loans.

                  (ii) Scheduled Payments of Tranche B Term Loans. Company shall make principal payments on the Tranche B Term Loans in installments on the dates and in the amounts set forth below:

==========================================================================================
                  (A)                                           (B)
                                                             Scheduled
                Payment                                    Repayment of
                  Date                                 Tranche B Term Loans

==========================================================================================

                09/30/98                             $250,000

------------------------------------------------------------------------------------------
                12/31/98                             $250,000

------------------------------------------------------------------------------------------
                03/31/99                             $250,000

------------------------------------------------------------------------------------------
                06/30/99                             $250,000

------------------------------------------------------------------------------------------
                09/30/99                             $250,000

------------------------------------------------------------------------------------------
                12/31/99                             $250,000

------------------------------------------------------------------------------------------
                03/31/00                             $250,000

------------------------------------------------------------------------------------------
                06/30/00                             $250,000

------------------------------------------------------------------------------------------
                09/30/00                             $250,000

------------------------------------------------------------------------------------------
                12/31/00                             $250,000
------------------------------------------------------------------------------------------


=======================================================================================
                   (A)                                         (B)
                                                            SCHEDULED
                 PAYMENT                                  REPAYMENT OF
                  DATE                                TRANCHE A TERM LOANS

=======================================================================================
------------------------------------------------------------------------------------------
                03/31/01                             $250,000

------------------------------------------------------------------------------------------
                06/30/01                             $250,000

------------------------------------------------------------------------------------------
                09/30/01                             $250,000

------------------------------------------------------------------------------------------
                12/31/01                             $250,000

------------------------------------------------------------------------------------------
                03/31/02                             $250,000

------------------------------------------------------------------------------------------
                06/30/02                             $250,000

------------------------------------------------------------------------------------------
                09/30/02                             $250,000

------------------------------------------------------------------------------------------
                12/31/02                             $250,000

------------------------------------------------------------------------------------------
                03/31/03                             $250,000

------------------------------------------------------------------------------------------
                06/30/03                             $250,000

------------------------------------------------------------------------------------------
                09/30/03                             $250,000

------------------------------------------------------------------------------------------
                12/31/03                             $250,000

------------------------------------------------------------------------------------------
                03/31/04                            $7,000,000

------------------------------------------------------------------------------------------
                06/30/04                            $7,000,000

------------------------------------------------------------------------------------------
                09/30/04                            $7,000,000

------------------------------------------------------------------------------------------
                12/31/04                            $7,317,000

------------------------------------------------------------------------------------------
                 TOTAL                              $33,817,000

==========================================================================================

         ; provided that the scheduled installments of principal of the Tranche B Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche B Term Loans and all other amounts owed hereunder with respect to the Tranche B Term Loans shall be paid in full no later than December 31, 2004, and the final installment payable by Company in respect of the Tranche B Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche B Term Loans.

         B.       PREPAYMENTS; REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                  (i) Voluntary Prepayments. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Tranche A Term Loans, Tranche B Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).

                  (ii)     Voluntary Reductions of Revolving Loan Commitments.
         Company may, upon   not less than three Business Days' prior written or
         telephonic notice confirmed in writing to


         Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share of the Revolving Loan Commitments.

                  (iii) Mandatory Prepayments; Mandatory Reductions of Revolving Loan Commitments. The Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                           (a) Prepayments and Reductions From Net Asset Sale
                  Proceeds. No later than the first Business Day following the date of receipt by BCC or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Asset Sale Proceeds. Notwithstanding the foregoing, Company shall not be required to make a prepayment pursuant to this subsection 2.4B(iii)(a) (1) if the aggregate Net Asset Sale Proceeds received (x) upon any single Asset Sale or series of related Asset Sales are less than

                  $2,000,000 and (y) are less than $5,000,000 in the aggregate for all Asset Sales since the Restatement Date (excluding for purposes of calculating such $5,000,000 aggregate amount any single Asset Sale or series of related
                  Asset Sales for which the Net Asset Sale Proceeds received are less than $250,000) or (2) if the Net Asset Sale Proceeds are deposited by Company in the Company
                  Collateral Account pending reinvestment of such Net
                  Asset Sale Proceeds in a Permitted Acquisition that shall be consummated within 120 days of the receipt of such Net Asset Sale Proceeds by BCC or any of its Subsidiaries; provided, however, that the aggregate Net Asset Sale Proceeds which are held in the Company Collateral Account as of any date of determination shall not exceed $15,000,000; and provided further that if within 120 days of BCC's or any of its Subsidiary's receipt of any Net Asset Sale Proceeds, Company has not applied all or any portion of such Net Asset Sale Proceeds (such unapplied amount, the "UNAPPLIED AMOUNT") held in the Company Collateral Account to a Permitted Acquisition consummated within such 120 days, Agent shall, and Company hereby authorizes Agent to, apply an amount of such Net Asset Sale Proceeds held in the Company Collateral Account equal to the Unapplied Amount to prepay the Loans and/or permanently reduce the Revolving Loan Commitments.

                           (b) Prepayments and Reductions from Net
                  Insurance/Condemnation Proceeds. No later than the second Business Day following the date of receipt by Agent or by BCC or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 5.4C, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments and Reductions Due to Reversion of
                  Surplus Assets of Pension Plans. On the date of return to BCC or any of its Subsidiaries of any surplus assets of any pension plan of BCC or any of its Subsidiaries, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount (such amount being the "NET PENSION PROCEEDS") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

                           (d) Prepayments and Reductions Due to Issuance of
                  Equity Securities. No later than the first Business Day following the date of receipt by Company at any time after the Restatement Date of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any equity Securities of Company, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                           (e) Prepayments and Reductions from Consolidated
                  Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 1998), Company shall, no later than 100 days after the end of such Fiscal Year, prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

                           (f) Prepayments Upon Receipt of Capital Contributions
                  from BCC. Upon receipt by Company at any time after the Acquisition Date of any capital contribution from BCC of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET CONTRIBUTION PROCEEDS") from the issuance of (i) any debt Securities of BCC, Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such capital contribution and (ii) any equity Securities of BCC (other than equity Securities issued upon the exercise of stock options (1) by directors, officers, employees or independent contractors (other than Benedek) of BCC or any of its Subsidiaries or (2) by Benedek to the extent the aggregate amount of such proceeds from and including the Acquisition Date do not exceed $2,000,000), Company shall prepay the Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount to the extent necessary such that, immediately after giving effect to such prepayment, the pro forma Leverage Ratio shall be less than or equal to 5.00:1.00.

                           (g) Calculations of Net Proceeds Amounts; Additional
                  Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f), Company shall deliver to Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, Net Pension Proceeds, Net Securities Proceeds or Net Contribution Proceeds (as such terms are defined in subsections 2.4B(iii)(c), (d) and (f), respectively), or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                           (h) Prepayments Due to Reductions or Restrictions of
                  Revolving Loan Commitments. Company shall from time to time prepay the Revolving Loans to the extent necessary so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the lesser of (A) the Revolving Loan Commitments then in effect and (B) the Borrowing Base as then in effect.

                  (iv)     Application of Prepayments.

                           (a) Application of Voluntary Prepayments by Type of
                  Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Revolving Loans to the full extent thereof, and second to repay outstanding Term Loans to the full extent thereof. Notwithstanding anything to the contrary contained in the proceeding sentence, any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the Tranche A Term Loans and the Tranche B Term Loans set forth in subsections 2.4A(i) and 2.4A(ii) on a pro rata basis.


                           (b) Application of Mandatory Prepayments by Type of
                  Loans. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4B(iii)(a)-(f) shall be applied first to prepay the Term Loans to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and third, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, any Applied Amount shall be applied to prepay on a pro rata basis the Term Loans and the Revolving Loans and to permanently reduce the Revolving Loan Commitments by the amount of such prepayment of the Revolving Loans.

                           (c) Application of Mandatory Prepayments of Term
                  Loans to Tranche A Term Loans and Tranche B Term Loans and the Scheduled Installments of Principal Thereof. Any mandatory prepayments of the Term Loans pursuant to subsection 2.4B(iii) shall be applied to prepay the Tranche A Term Loans and the Tranche B Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied to reduce the scheduled installments of principal of the Tranche A Term Loans or the Tranche B Term Loans, as the case may be, set forth in subsection 2.4A(i) or 2.4A(ii), respectively, on a pro rata basis.

                           (d) Application of Prepayments to Base Rate Loans and
                  Eurodollar Rate Loans. Considering Tranche A Term Loans, Tranche B Term Loans and Revolving

                  Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

         D. APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER GUARANTIES.

                  (i) Application of Proceeds of Collateral. Except as provided in subsection 2.4B(iii)(a) with respect to prepayments from Net Asset Sale Proceeds, all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                           (a) To the payment of all costs and expenses of such
                  sale, collection or other realization, including reasonable compensation to Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to indemnification under such Collateral Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                           (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations for the ratable benefit of the holders thereof;
                  and

                           (c) thereafter, to the extent of any excess such
                  proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (ii) Application of Payments Under Guaranties. All payments received by Agent under either Guaranty shall be applied promptly from time to time by Agent in the following order of priority:

                           (a) To the payment of the costs and expenses of any
                  collection or other realization under such Guaranty, including reasonable compensation to Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Agent in connection therewith, all in accordance with the terms of this Agreement and such Guaranty;

                           (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                           (c) thereafter, to the extent of any excess such
                  payments, to the payment to BCC or License Sub or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                  (iii) Ratable Sharing of Proceeds of Collateral, BCC Guaranty and License Sub Guaranty. Any and all amounts received by Agent in connection with the enforcement of any of the Collateral Documents, the BCC Guaranty or the License Sub Guaranty or in connection with a distribution in a bankruptcy, insolvency or similar proceeding to be applied against any of the Obligations hereunder shall be shared ratably by all Lenders hereunder in accordance with their Pro Rata Shares (as determined pursuant to clause (iv) of the definition of "Pro Rata Share"; provided however, that for purposes of such calculation, the Revolving Loan Exposure of each Lender shall be determined in accordance with clause (ii) of the definition thereof whether or not the Revolving Loan Commitments have terminated), irrespective of whether the Obligations of all Lenders or only the Obligations of Lenders having outstanding Term Loans are secured by the Collateral with respect to which such amounts are received or guarantied by the BCC Guaranty or the License Sub Guaranty.


2.5      USE OF PROCEEDS.

         A. TERM LOANS. On the Acquisition Date, the proceeds of the Existing AXELs were applied by Company to pay the cash component of the purchase price in connection with the Acquisitions. Pursuant to Section 2.1A, the Existing AXELs have been converted to Tranche A Term Loans and Tranche B Term Loans, in each case in the aggregate principal amount set forth in subsection 2.1A(i) and subsection 2.1A(ii), respectively.

          B. REVOLVING LOANS. The proceeds of Revolving Loans made (i) prior to the Restatement Date were applied by Company for working capital purposes, (ii) on the Restatement Date shall be applied to pay fees incurred in connection with the transactions contemplated by this Agreement and (iii) after the Restatement Date shall be applied by Company for working capital purposes.
          C. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.
2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.


         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/

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Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required Agreement.

          E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection

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


2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


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         B.       WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                           (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;


                           (b) Company shall pay any such Tax before the date on
                  which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                           (c) the sum payable by Company in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.


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                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is organized under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Restatement Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service
                  Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                           (b) Each Lender required to deliver any forms,
                  certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c) Company shall not be required to pay any
                  additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have

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


                  failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Restatement Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

          C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by the National Association of Insurance Commissioners, any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of the National Association of Insurance Commissioners, any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the

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


circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.


                                   SECTION 3.

                CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS

3.1      CONDITIONS TO EXISTING AXELS AND INITIAL REVOLVING LOANS.

         On June 6, 1996 the conditions set forth in subsection 3.1 of the Existing Credit Agreement were satisfied and the Existing AXELs and the initial Revolving Loans were made.

3.2 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT, THE CONVERSION OF EXISTING AXELS TO TERM LOANS AND THE MAKING OF REVOLVING LOANS ON THE RESTATEMENT DATE.

         The effectiveness of this Agreement and the obligations of Lenders to convert the Existing AXELs to Term Loans and to make any Revolving Loans to be made on the Restatement Date are, in addition to the conditions precedent specified in subsection 3.3, subject to prior or concurrent satisfaction of the following conditions:

          A. LOAN PARTY DOCUMENTS. On or before the Restatement Date, BCC and Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to BCC, Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Date:
                  (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Restatement Date;


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                  (ii)     Copies of the Bylaws of such Person, certified as of
         the Restatement Date by such Person's corporate secretary or an assistant secretary;

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents certified as of the Restatement Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv)     Signature and incumbency certificates of the officer
         of such Person executing   the Loan Documents to which it is a party;

                  (v) Executed originals of the Loan Documents to which such Person is a party; and


                  (vi)     Such other documents as Agent may reasonably request.
          B. MASTER ASSIGNMENT AGREEMENT. On or before the Restatement Date, each of BCC, Company, Existing Administrative Agent, the Existing Lenders and the Lenders shall have executed and delivered the Master Assignment Agreement and, pursuant to the terms thereof, the assignment and assumption transactions contemplated thereby shall have occurred immediately prior to the effectiveness of this Agreement.

         C. CONVERSION OF EXISTING LOANS TO BASE RATE LOANS; PAYMENT OF BREAKAGE COSTS, INTEREST AND FEES TO EXISTING LENDERS. On or before the Restatement Date,
(i) anything contained in the Existing Credit Agreement to the contrary notwithstanding, Company shall have converted all Eurodollar Rate Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement on the Business Day preceding the Restatement Date into Base Rate Loans and, pursuant to the Master Assignment Agreement, shall have agreed to pay to Existing Lenders such amounts as are payable pursuant to subsection 2.6D of the Existing Credit Agreement in connection with such conversion, (ii) Company shall have paid to Existing Administrative Agent, for distribution (as appropriate) to Existing Lenders, all accrued and unpaid interest with respect to all Existing Loans outstanding on the Restatement Date, (iii) Company shall have paid to Existing Administrative Agent, for distribution (as appropriate) to Existing Lenders that have not executed and delivered a waiver with respect to such prepayment fees ("NONWAIVING LENDERS"), an amount equal to the amount of prepayment fees that would have been paid by Company pursuant to subsection 2.4B(i)(b) of the Existing Credit Agreement with respect to the Nonwaiving Lenders' Existing AXELs outstanding on the Restatement Date if the aggregate amount of Existing AXELs outstanding on the Restatement Date had been prepaid pursuant to subsection 2.4B(i)(a) of the Existing Credit Agreement on the Restatement Date, and (iv) Company shall have paid to Existing Administrative Agent, for distribution (as appropriate) to Existing Lenders, Arranging Agent (as defined in the Existing Credit Agreement), and Existing Administrative Agent all commitment fees and any other fees which are accrued and unpaid as of the Restatement Date under subsection 2.3 of the Existing Credit Agreement.


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          D. NO MATERIAL ADVERSE CHANGE. Since December 31, 1996, no adverse change, or development giving rise to a prospective adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of Company and its Subsidiaries which is, in the sole opinion of Agent, material shall have occurred.

          E. FCC LICENSES; COMPLIANCE WITH COMMUNICATIONS ACT; OTHER NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC.

                  (i) FCC Licenses. Each material FCC License with respect to any of the Stations shall be in full force and effect.

                  (ii) Compliance with Communications Act. Agent shall be satisfied that the Stations are in compliance with the Communications Act in all material respects.


                  (iii) Other Necessary Governmental Authorizations and Consents. Company shall have obtained all other Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the transactions contemplated by the Loan Documents, and each of the foregoing (including the FCC Licenses) shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          F. MORTGAGE ASSIGNMENTS; MORTGAGE AMENDMENTS; POLICY ENDORSEMENTS; ETC. Agent shall have received:
                  (i) Mortgage Assignments. Fully executed and notarized Mortgage Assignments, duly executed and delivered by CIBC in proper form for recording in all appropriate places in all applicable jurisdictions, with respect to each of the existing Mortgages encumbering the Real Property Assets listed in Schedule 3.2F annexed hereto (each an "ACQUISITION DATE MORTGAGED PROPERTY" and, collectively, the "ACQUISITION DATE MORTGAGED PROPERTIES");

                  (ii) Mortgage Amendments. Mortgage Amendments, fully executed and notarized by or on behalf of Company, with respect to each of the existing Mortgages encumbering the Acquisition Date Mortgaged Properties located in Colorado, Texas, Michigan and Tazewell County, Illinois, in proper form for recording in all appropriate places in such jurisdictions;

                  (iii) Title Insurance Endorsements. (a) Endorsements (the "TITLE ENDORSEMENTS") to the existing ALTA mortgagee title insurance policies issued in respect of the Mortgages encumbering the Acquisition Date Mortgaged Properties (the "EXISTING TITLE POLICIES"), which endorsements shall be issued by the Title Company and shall amend the Existing Title Policies to (1) name the Agent and any successor agents as the insured party, and

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


         (2) identifying the insured instrument as the applicable Mortgage, as assigned to the Agent pursuant to the applicable Mortgage
         Assignment and amended pursuant to the applicable Mortgage
         Amendment, if any, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence satisfactory to Agent of (1) delivery to the Title Company of all certificates and affidavits required by the Title Company in connection with the issuance of the Title Endorsements and (2) payment to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Title Endorsements and all recording and stamp taxes (including mortgage recording, documentary stamp and intangible taxes) payable in connection with recording the Mortgage Assignments and Mortgage Amendments in the appropriate real estate records; and

                  (iv) Matters Relating to Flood Hazard Properties. (a) Evidence, in the form of a Standard Hazard Determination as promulgated by the Federal Emergency Management Agency, as to whether
         (1) any Acquisition Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program,
         (b) if there are any such Flood Hazard Properties, Company's written acknowledgement of receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

          G. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. To the extent not otherwise satisfied pursuant to subsection 3.2F, Agent shall have received evidence satisfactory to it that each Loan Party shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii) and (iv) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                  (i) Schedules to Collateral Documents. Delivery to Agent of accurate and complete schedules to all of the applicable Collateral Documents;

                  (ii) Stock Certificates and Instruments. Delivery to Agent or Pledgee under the Existing Company Pledge Agreement of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock pledged pursuant to the BCC Pledge Agreement and the Existing Company Pledge Agreement and
         (b) all

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         promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing any Collateral;

                  (iii) UCC Financing Statements and Fixture Filings. Delivery to Agent of UCC financing statements and, where appropriate, fixture filings (including, without limitation, assignments and amendments with respect to UCC financing statements and fixture filings filed in connection with the consummation of the transactions contemplated by the Existing Credit Agreement), duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents; and

                  (iv) Existing Company Pledge Agreement. Company shall have taken such actions and delivered such documents or instruments as requested by Agent to evidence that the Term Loans are secured on an equal and ratable basis with the Existing Senior Notes pursuant to the Existing Company Pledge Agreement.


          H. FINANCIAL STATEMENTS. On or before the Restatement Date, Agent shall have received (i) the audited financial statements for (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case for the period ended December 31, 1996 and (ii) unaudited financial statements for (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case for each of the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

          I. SOLVENCY CERTIFICATE. On the Restatement Date, BCC and Company shall each have delivered to Agent an Officer's Certificate of the chief financial officer of each of BCC and Company, dated the Restatement Date and in form and substance satisfactory to Agent and with appropriate attachments demonstrating in reasonable detail that, after giving effect to the consummation of the transactions contemplated by the Loan Documents, including the contemplated borrowings of the full amounts which will be available under the Commitments, each of Company and its Subsidiaries and BCC and its Subsidiaries on a consolidated basis will be Solvent.
         J. EVIDENCE OF INSURANCE. Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to each that all insurance required to be maintained pursuant to subsection 5.4 are in full force and effect, that Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 5.4.

         K. OPINIONS OF COUNSEL TO LOAN PARTIES AND FCC COUNSEL. Agent and its counsel shall have received (i) originally executed copies of one or more favorable written opinions of (a) Shack & Siegel, P.C., counsel for Loan Parties and (b) Covington & Burling, FCC counsel for Loan Parties, in each case in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Restatement Date and setting forth substantially the matters in the opinions designated in Exhibit VIII and Exhibit IX, respectively, annexed hereto and as to such other matters

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as Agent acting on behalf of Lenders may reasonably request, and (ii)
evidence satisfactory to Agent that Company has requested such counsel to deliver such opinions to Lenders.

         L. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Restatement Date, substantially in the form of Exhibit X annexed hereto and as to such other matters as Agent may reasonably request.
          M. AUDITOR'S LETTER. Agent shall have received an executed Auditor's Letter in form and substance reasonably satisfactory to Agent.

          N. COMPLIANCE CERTIFICATE. BCC and Company shall each have delivered to Agent a pro forma Compliance Certificate, in form and substance satisfactory to Agent and with appropriate attachments, demonstrating in reasonable detail pro forma compliance (determined (i) as of September 30, 1997 and (ii) after giving pro forma effect to the transactions contemplated by this Agreement to occur on the Restatement Date) with the covenants contained in this Agreement and the other Loan Documents.


          O. FEES. Company shall have paid to Agent the fees payable on the Restatement Date referred to in subsection 2.3 and all other compensation, fees, costs and expenses due and payable hereunder or in connection herewith to Agent on or prior to the Restatement Date.

         P. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. BCC and Company shall each have delivered to Agent an Officers' Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Restatement Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that each of BCC and Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.


          Q. EMPLOYMENT AGREEMENTS. Agent shall have received (i) a duly executed copy of each of the Employment Agreements, and each such Employment Agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived since the Acquisition Date and (ii) an Officer's Certificate from each of BCC and Company in form and substance satisfactory to Agent to the effect set forth in clause (i) above.

          R. RELATED AGREEMENTS. (i) Agent shall have received an executed or conformed copy of each of the Related Agreements, (ii) the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived since the Acquisition Date, (iii) no Loan Party shall have failed in any material respect to perform any material obligation or covenant required by the Related Agreements to be performed or complied with by it on or before the Restatement Date and (iv) Agent shall have received an Officers' Certificate from each

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of BCC and Company in form and substance satisfactory to Agent to the effect set forth in clauses (i), (ii) and (iii) above.

         S. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

3.3 CONDITIONS TO CONVERSION OF EXISTING AXELS TO TERM LOANS; CONDITIONS TO ALL LOANS.

         The conversion of the Existing AXELs to Term Loans on the Restatement Date and the obligations of Lenders to make Revolving Loans on each Funding Date are subject to the following further conditions precedent:

         A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

         B. As of the Restatement Date or that Funding Date, as the case may be:

                  (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the Restatement Date or that Funding Date, as the case may be, to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Date or that Funding Date, as the case may be;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain (a) the conversion of the Existing AXELs to Term Loans on the Restatement Date or (b) any Lender from making the Revolving Loans to be made by it on that Funding Date, as the case may be;

                  (v) (a) the conversion of the Existing AXELs to Term Loans on the Restatement Date or (b) the making of the Revolving Loans requested on such Funding Date, as the case

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         may be, shall not violate any law including Regulation G, Regulation
         T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of BCC or any of its Subsidiaries that has not been disclosed by Company in writing to the extent required pursuant to subsection 4.6 or 5.1(xi) prior to the making of the last preceding Loans (or, in the case of (i) the conversion of the Existing AXELs to Term Loans on the Restatement Date and (ii) the Revolving Loans made on the Restatement Date, to Agent prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement, the conversion of the Existing AXELs to Term Loans hereunder or the making of the Revolving Loans hereunder.



                                   SECTION 4.

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement, convert the Existing AXELs to Term Loans and make the Revolving Loans, each of BCC and Company represents and warrants to each Lender, on the date of this Agreement and on each Funding Date, that the following statements are true, correct and complete:

4.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS,
SUBSIDIARIES AND FCC     AND STATION MATTERS.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 4.1A annexed hereto. Each such Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where the nature of the assets located therein or the conduct of its business and operations make such qualification necessary, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

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          C. CONDUCT OF BUSINESS. Loan Parties are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.13 and the Loan Documents.
         D. SUBSIDIARIES. All of the Subsidiaries of BCC as of the Restatement Date are identified in Schedule 4.1A annexed hereto. The capital stock of BCC and each of the Subsidiaries of BCC identified in Schedule 4.1A annexed hereto is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of BCC identified in Schedule 4.1A annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where the nature of the assets located therein or the conduct of its business and operations make such qualification necessary, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have singly or in the aggregate a Material Adverse Effect. Schedule 4.1A annexed hereto correctly sets forth, as of the Restatement Date, the ownership interest of BCC and Company in each of the Subsidiaries of BCC identified therein.


         E.       FCC AND STATION MATTERS.

                  (i) Each of BCC and its Subsidiaries has all requisite power and authority and FCC Licenses to own and operate its properties and to carry on its businesses as now conducted and as proposed to be conducted. Schedule 4.1E annexed hereto, as it may be supplemented pursuant to subsection 5.1(ix), correctly describes each of the Stations and sets forth all of the FCC Licenses of Company and its Subsidiaries and correctly sets forth the termination date, if any, of each such FCC License. A true, correct and complete copy of each material FCC License has been made available to Agent. Each material FCC License was duly and validly issued by the FCC pursuant to procedures which comply in all material respects with all requirements of applicable law. As of the initial funding under the Existing Credit Agreement and at all times thereafter, BCC and its Subsidiaries have the right to use all FCC Licenses required in the ordinary course of business for all Stations, and each such FCC License is in full force and effect. Each of BCC and its Subsidiaries has taken all material actions and performed all of its material obligations that are necessary to maintain all material FCC Licenses without adverse modification or impairment. Except as shown on Schedule 4.1E, no event has occurred which (i) results in, or after notice or lapse of time or both would result in, revocation, suspension, adverse modification, non-renewal, impairment, restriction or termination of or any order of forfeiture with respect to, any material FCC License or (ii) materially and adversely affects or could reasonably be expected in the future to materially adversely affect any of the rights of BCC or any of its Subsidiaries thereunder. Except as set forth on Schedule 4.1E, each FCC License is held by License Sub. Except as set forth in Schedule 4.1E, none of the FCC Licenses requires that any present stockholder, director, officer or employee of BCC or any of its Subsidiaries remain a stockholder or employee of such Person, or that any transfer of control of such Person must be approved by any public or governmental body other than the FCC.


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                  (ii) Except as shown on Schedule 4.1E, neither BCC nor any of its Subsidiaries is a party to or has knowledge of any investigation, notice of apparent liability, violation, forfeiture or other order or complaint issued by or before any court or regulatory body, including the FCC, or of any other proceedings (other than proceedings relating to the radio or television industries generally) which could in any manner materially threaten or adversely affect the validity or continued effectiveness of the FCC Licenses of any such Person. None of BCC nor any of its Subsidiaries has any reason to believe that any material FCC Licenses listed and described in Schedule 4.1E will not be renewed in the ordinary course. Each of BCC and its Subsidiaries, as applicable, (a) has duly filed in a timely manner all material filings, reports, applications, documents, instruments and information required to be filed by it under the Communication Act or pursuant to FCC Regulations or requests of any regulatory body having jurisdiction over any of its FCC Licenses, (b) has submitted to the FCC on a timely basis all required equal employment opportunity reports, and (c) is in compliance in all material respects with the Communications Act, including all FCC Regulations relating to the broadcast of television signals, all FCC Regulations concerning the limits on the duration of advertising in children's programming and the recordkeeping obligations relating to such advertising, the Children's Television Act and all FCC Regulations promulgated thereunder and all equal employment opportunity-related FCC Regulations. BCC and its Subsidiaries maintain appropriate public files at the Stations in a manner that complies in all material respects with all FCC Regulations.

                  (iii) None of the Facilities (including the transmitter and tower sites owned or used by Company or any of its Subsidiaries) violates in any material respect the provisions of any applicable building codes, fire regulations, building restrictions or other governmental ordinances, orders, or regulations and each such Facility is zoned so as to permit the commercial uses intended by the owner or occupier thereof and there are no outstanding variances or special use permits materially affecting any of the Facilities or the uses thereof.

                  (iv) BCC and its Subsidiaries and the properties owned and/or operated by them, including the Stations, are in compliance in all material respects with all rules, regulations and policies of the Federal Aviation Administration applicable to any of them.

                  (v) The operation of the Stations does not cause or result in exposure to workers or the general public to levels of radio frequency radiation in excess of the "Radio Frequency Protection Guidelines" recommended in "American National Standard Safety Levels with Respect to Human Exposure to Radio Frequency Electromagnetic Fields 300 Khz to 100 gHz" (ANSI C95.1-1982), issued by the American National Standards Institute.

                  (vi) The Ownership Reports filed by BCC, Company and its Subsidiaries with the FCC are true, correct and complete in all material respects and there have been no changes in the ownership of BCC, Company or any Subsidiary of Company since the filing of such Ownership Reports other than as described in information filed with the FCC and made available for examination by Agent pursuant to subsection 5.1(viii).


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                  (vii) Each Station (except for KO2NQ-TV, Columbia, Missouri and K11TB-TV, Jefferson City, Missouri, each of which is a low power Station) has received a DTV channel allotment pursuant to the Sixth Report and Order (MM Docket No. 87-268, FCC 97-115) released by the FCC on April 21, 1997 (as such Report and Order may be revised or supplemented from time to time by the FCC) that will permit each Station to broadcast a high quality DTV signal, without significant interference from or to other spectrum users. The number of television households currently served by each Station to which such Station may be unable to broadcast such DTV signal in accordance with such Report and Order would not have a Material Adverse Effect.

4.2      AUTHORIZATION OF BORROWING, ETC.

          A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

          B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of BCC or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Loan Party or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of BCC or any of its Subsidiaries,
(iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party or any of their respective Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders and Liens permitted under subsection 6.2A(iii)), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party or any of their respective Subsidiaries, except for such approvals or consents which will be obtained on or before the Acquisition
Date and disclosed in writing to Lenders.

          C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, other than filings required in connection with the perfection of security interests granted pursuant to the Collateral Documents and filings required to be made with the Securities and Exchange Commission in connection with the Exchangeable Preferred Stock and Senior Subordinated Notes.

          D. BINDING OBLIGATION. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium

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or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.
          E. VALID ISSUANCE OF SELLER PREFERRED STOCK, EXCHANGEABLE PREFERRED STOCK, WARRANTS AND SENIOR SUBORDINATED NOTES.

             (i) Seller Preferred Stock, Exchangeable Preferred Stock and Warrants. The Seller Preferred Stock, Exchangeable Preferred Stock and Warrants sold on or before the Acquisition Date are duly and validly issued, fully paid and nonassessable. No stockholder of BCC has or will have any preemptive rights to subscribe for any additional equity Securities of BCC, except that holders of the Warrants shall have the right to exchange the Warrants for Class A Common Stock of BCC in accordance with the terms thereof. The issuance and sale of such Seller Preferred Stock, Exchangeable Preferred Stock and Warrants, have either
         (a) been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

                  (ii) Senior Subordinated Notes . BCC has the corporate power and authority to issue the Senior Subordinated Notes. The Senior Subordinated Notes are the legally valid and binding obligations of BCC, enforceable against BCC in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.
         The subordination provisions of the Senior Subordinated Notes are and will be enforceable against the holders thereof and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Senior Subordinated Notes have either (a) been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

4.3      FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheet of each of (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case as at December 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows of each of (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheet of each of
(x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case as at March 31, 1997 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of each of (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case for the quarter then ended, (iii) the unaudited consolidated balance sheet of each of (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case as at June 30, 1997 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of each of (x) BCC and its Subsidiaries and
(y) Company and its Subsidiaries, in each case for the quarter then ended and
(iv) the unaudited consolidated balance sheet of each of (x) BCC and its Subsidiaries and (y) Company and its Subsidiaries, in each case as at September 30, 1997 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of each of (x) BCC and its Subsidiaries and
(y) Company and its Subsidiaries, in each case for the quarter then ended. All such statements

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were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment (other than such obligations under Program Contracts which have not yet been reflected as accrued in accordance with GAAP) that is not reflected in the foregoing financial statements or the notes thereto or on
Schedule 4.3 annexed hereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of BCC or any of its Subsidiaries.

4.4      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

         Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither BCC nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.


4.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. Loan Parties have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

         B. REAL PROPERTY. As of the Restatement Date, Schedule 4.5 annexed hereto contains a true, accurate and complete list of (i) all fee properties and
(ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party where the annual rental payments thereunder are greater than $100,000, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in
Schedule 4.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and neither BCC nor Company has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles and except in each case where the default or the failure to be in full force and effect or enforceable would not, individually or in the aggregate,

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have a Material Adverse Effect. Company's good faith estimate of the fair market value of each Acquisition Date Mortgaged Property is set forth on Schedule 3.2F annexed hereto.

4.6      LITIGATION; ADVERSE FACTS.

         There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of BCC or Company or any Loan Party or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of BCC or Company, threatened against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No Loan Party or any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.


4.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 5.3, all tax returns and reports of BCC and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon BCC and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Neither BCC nor Company knows of any proposed tax assessment against BCC or any of its Subsidiaries which is not being actively contested by BCC, Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
CONTRACTS.

         A. No Loan Party nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. No Loan Party nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

          C. All Material Contracts are in full force and effect and no material defaults currently exist thereunder.

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4.9      GOVERNMENTAL REGULATION.

         No Loan Party nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10     SECURITIES ACTIVITIES.

          A. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
         B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

4.11     EMPLOYEE BENEFIT PLANS.

         A. Each Loan Party and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all of their material obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

          B. No ERISA Event has occurred or is reasonably expected to occur which would have a Material Adverse Effect.
         C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 4.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Party or any of their respective ERISA Affiliates.

         D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

         E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Loan Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all


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Multiemployer Plans, based on information available pursuant to Section 4221(e)
of ERISA, does not exceed $1,000,000.

4.12     CERTAIN FEES.

         No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and each of BCC and Company, jointly and severally, hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13     ENVIRONMENTAL PROTECTION.

                  (i) Except as set forth on Schedule 4.13 annexed hereto, no Loan Party nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                   (ii) No Loan Party nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 'SS' 9604) or any comparable state law;

                   (iii) There are no and, to BCC's and Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any Loan Party or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

                  (iv) No Loan Party nor any of its Subsidiaries, nor, to BCC's and Company's knowledge, any predecessor of any Loan Party has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and no Loan Party's nor any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste (other than Hazardous Materials used in the ordinary course of business, the use of which is immaterial and not reasonably likely to materially adversely affect the Facilities or have a Material Adverse Effect), as defined under 40 C.F.R. Parts 260-270 or any state equivalent; and

                  (v) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 4.13 to the contrary, no event or condition has occurred or is occurring with respect to any Loan Party relating to any Environmental Law, any


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

Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

4.14     EMPLOYEE MATTERS.

         Except as set forth on Schedule 4.14 annexed hereto, no Loan Party nor its Subsidiaries is party to any collective bargaining agreement and, to the knowledge of BCC and Company, no union representative question exists with respect to the employees of any Loan Party or its Subsidiaries. There is no strike, work stoppage, slowdown, lockout or other labor dispute pending, or to the knowledge of BCC and Company, threatened, involving any Loan Party or any of its Subsidiaries that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

4.15     SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

4.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 3.2F, 3.2G and 5.8 and (ii) the delivery to Agent of any Pledged Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral on the Restatement
Date will have been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

          B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 4.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities or by the FCC.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Agent as contemplated by subsection 4.16A and in respect of Liens permitted under subsection 6.2A(iii) hereof, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.




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          D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          E. INFORMATION REGARDING COLLATERAL. All information supplied to Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.
4.17     APPLICABLE LAW.

         Each Loan Party and its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations, orders, applications, reporting and licensing requirements of all governmental authorities (including all Communications Regulatory Authorities) except for violations thereof which could not reasonably be expected to have a Material Adverse Effect; and no Loan Party nor any of its Subsidiaries is the subject of any outstanding citation order or investigation by any Communications Regulatory Authority which could reasonably be expected to have a Material Adverse Effect, and no such citation, order or investigation (excluding any rule making proceeding of general applicability) which could reasonably be expected to have a Material Adverse Effect, to the knowledge of BCC and Company, is contemplated by any Communications Regulatory Authority.



4.18     DISCLOSURE.

         No representation or warranty of BCC or Company contained in the Confidential Information Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of BCC or Company for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to BCC or Company, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable and attainable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to BCC or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

                                   SECTION 5.

                              AFFIRMATIVE COVENANTS

         Each of BCC and Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations


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(other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), unless Requisite Lenders shall otherwise give prior written consent, each of BCC and Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this
Section 5.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         BCC will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent (with sufficient copies for each Lender) for delivery to Lenders;

                  (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month (other than the last month of each Fiscal Quarter) ending after the Restatement Date, the consolidated profit and loss statements of BCC and its Subsidiaries and of the Stations on a Station-by-Station basis for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the profits and losses for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, the consolidated balance sheet of BCC and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of BCC and its Subsidiaries and of the Stations on a Station-by-Station basis for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of BCC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheet of BCC and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of BCC and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial




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         condition of BCC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of BCC and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of McGladrey
         & Pullen, LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of BCC and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of BCC and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Officers' and Compliance Certificates: (a) together with each delivery of financial statements of BCC and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of BCC and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and
         (b) together with each delivery of financial statements of BCC and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of BCC and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or
         (xiv) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (i), (ii),
         (iii) or (xiv) of this subsection 5.1 following such change, consolidated financial statements of BCC and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiv) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect


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         any calculations relating to the financial covenants set forth in subsection 6.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of BCC and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
         (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: (a) promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports (other than any reports that are not material with respect to either (x) BCC or any of its Subsidiaries or (y) any of the financial statements of any of BCC or any of its Subsidiaries) submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of BCC and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit and (b) together with the first delivery of consolidated financial statements of BCC and its Subsidiaries pursuant to subdivision (iii) above following any change in the independent certified public accountants of BCC and its Subsidiaries, a letter acknowledged and agreed to by Company and such new accountants addressed to Agent and Lenders, in substance similar to the Auditor's Letter and otherwise in form and substance reasonably satisfactory to Agent;

                  (viii) SEC Filings, FCC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by BCC to its security holders or by any Subsidiary of BCC to its security holders other than BCC or another Subsidiary of BCC, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by BCC or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (c) all press releases and other statements made available generally by BCC or any of its Subsidiaries to the public concerning material developments in the business of BCC or any of its Subsidiaries, (d) any material non-routine correspondence or official notices received by BCC or any of the other Loan Parties from any Communications


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         Regulatory Authority, and (e) all material information filed by any Loan Party with the FCC (including all Ownership Reports and amendments or supplements to any Ownership Report);

                  (ix) FCC Licenses, etc.: promptly upon (a) receipt of notice of (1) any forfeiture, non-renewal, cancellation, termination, revocation, suspension, impairment or material modification of any material FCC License held by BCC or any of its Subsidiaries, or any notice of default or forfeiture with respect to any such FCC License, or (2) any refusal by any governmental agency or authority (including the FCC) to renew or extend any such FCC License, an Officers' Certificate specifying the nature of such event, the period of existence thereof, and what action BCC and its Subsidiaries are taking and propose to take with respect thereto, and (b) any acquisition of any Station, a written notice setting forth with respect to such Station all of the data required to be set forth in Schedule 4.1E under subsection 4.1E with respect to such Stations and the FCC Licenses required in connection with the ownership and operation of such Station (it being understood that such written notice shall be deemed to supplement Schedule 4.1E annexed hereto for all purposes of this Agreement);

                  (x) Events of Default, etc.: promptly upon any officer of BCC or Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to BCC or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by BCC with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if BCC were required to file such reports under the Exchange Act, (d) of any condition or event that constitutes a breach or default by BCC or any of its Subsidiaries with respect to any provision of the Existing
         Senior Note Indenture, the Existing Senior Notes, the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Seller Preferred Certificate of Designation, the
         Exchangeable Preferred Certificate of Designation, the Warrant Agreement or the Warrants, or (e) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action BCC has taken, is taking and proposes to take with respect thereto;

                  (xi) Litigation or Other Proceedings: promptly upon any officer of BCC obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting BCC or any of its Subsidiaries or any property of BCC or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by BCC to Lenders or
         (b) any material development in any Proceeding that, in any case:



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                           (1)      if adversely determined, has a reasonable
                  possibility of giving rise to  a Material Adverse Effect; or

                           (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to BCC or Company to enable Lenders and their counsel to evaluate such matters;

                  (xii) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any material ERISA Event, a written notice specifying the nature thereof, what action BCC, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xiii) ERISA Notices: with reasonable promptness, copies of
         (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by BCC, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

                  (xiv) Financial Plans: as soon as practicable and in any event no later than 30 days after the beginning of each Fiscal Year, a consolidated financial budget for such Fiscal Year and each Fiscal Year thereafter through December 31, 2004 (the "FINANCIAL PLAN" for such Fiscal Year), including (a) budgeted consolidated statements of income, budgeted capital expenditures and Program Payments of BCC and its Subsidiaries for such Fiscal Year, for each month of such Fiscal Year and for each Fiscal Year after such Fiscal Year through December 31, 2004, in each case on a Station-by-Station basis, together with an explanation of the assumptions on which such budget is based, and (b) the amount of budgeted unallocated overhead for such Fiscal Year;

                  (xv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by BCC and its Subsidiaries and all material insurance coverage planned to be maintained by BCC and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xvi) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of BCC or Company;

                  (xvii) Material Contract: promptly, and in any event within ten Business Days after any Material Contract (other than any Program Contract) of BCC or any of its Subsidiaries



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         is terminated or amended in a manner that is materially adverse to BCC or such Subsidiary, as the case may be, or any new Material Contract (other than any Program Contract) is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xviii) UCC Search Report: as promptly as practicable after the date of delivery to Agent of any UCC financing statement executed by any Loan Party pursuant to subsection 3.2G(iii) or 5.8A, copies of completed UCC searches evidencing the proper filing, recording and indexing of all such UCC financing statement and listing all other effective financing statements that name such Loan Party as debtor, together with copies of all such other financing statements not previously delivered to Agent by or on behalf of Company or such Loan Party; and

                   (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

5.2      CORPORATE EXISTENCE; BOARD OF DIRECTORS; ETC.

         Except as permitted under subsection 6.7, BCC will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and each of BCC and Company will maintain such number of directors and elect any new members to its board of directors in such a manner so as to insure that no "Change of Control" (as such term is defined in the Existing Senior Note Indenture or the Senior Subordinated Note Indenture) occurs and that no such "Change of Control" would occur in the event that the holders of the Seller Preferred Stock and/or the Exchangeable Preferred Stock were to become entitled to elect, and were to elect, additional directors as a result of an event giving rise to such entitlement pursuant to any document relating to the Senior Preferred Stock and the Exchangeable Preferred Stock.

5.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. BCC will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (i) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (ii) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

          B. BCC will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than BCC or any of its Subsidiaries).


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 5.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET
     INSURANCE/CONDEMNATION  PROCEEDS.

         A. MAINTENANCE OF PROPERTIES. BCC will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of BCC and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

         B. INSURANCE. BCC or Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of BCC and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, BCC will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance shall, (a) if applicable, name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a lender's loss payable clause or endorsement, satisfactory in form and substance to Agent, that names Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $250,000 and provides for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

         C.       APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                   (i) Business Interruption Insurance. Upon receipt by BCC or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b);

                  (ii) Casualty Insurance/Condemnation Proceeds. Upon receipt by BCC or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds in excess of $250,000 other than from business interruption insurance, (a) so long as no Event of Default or Potential



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         Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, to the extent not so applied, to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b).

                  (iii) Net Insurance/Condemnation Proceeds Received by Agent. Upon receipt by Agent of any Net Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans and/or reduce the Revolving Loan Commitments, Agent shall, and Company hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4B(iii)(b), and (b) to the extent the foregoing clause (a) does not apply and Company delivers written notice to Agent that it has elected to use such Net Insurance/Condemnation Proceeds to repair, restore or replace the assets in respect of which they were received, Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation
        Proceeds were received.

5.5      INSPECTION RIGHTS; AUDITS OF ACCOUNTS RECEIVABLE; LENDER MEETING.

          A. INSPECTION RIGHTS. BCC shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of BCC or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that BCC or Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. AUDITS OF ACCOUNTS RECEIVABLE. At any time that Revolving Loans are outstanding, BCC shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Agent, upon the request of Agent, to conduct one audit of all Accounts Receivable of Loan Parties during each twelve-month period after the Restatement Date, each such audit to be in scope and substance satisfactory to Agent, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

          C. LENDER MEETING. BCC and Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.



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5.6      COMPLIANCE WITH LAWS, ETC.; MAINTENANCE OF FCC LICENSES; ETC.

         BCC shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders (including all Environmental Laws) of any governmental authority (including any Communications Regulatory Authority), including the Communications Act, noncompliance with which could reasonably be expected to cause, individually or in the aggregate a Material Adverse Effect. BCC shall obtain and maintain in full force and effect, and cause each of its Subsidiaries to obtain and maintain in full force and effect, all licenses (including the FCC Licenses), permits, franchises, certifications or other Governmental Authorizations and approvals necessary to own, acquire or dispose of their respective properties, to conduct their respective businesses or to comply with the FCC's or any other Communications Regulatory Authority's construction, operating and reporting requirements, the violation of which or the failure to obtain or maintain which could reasonably be expected to have a Material Adverse Effect.

5.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Agent may, from time to time and in its reasonable discretion, (i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) in the event (a) Agent reasonably believes that Company has breached any representation or warranty in subsection
4.13 or that there has been a material violation of Environmental Laws at any Facility or by Company or any of its Subsidiaries at any other location or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use commercially reasonable efforts to obtain permission for Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Agent and its agents, employees, consultants and contractors the right, upon reasonable notice to Company, to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 5.7A will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (1) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (2) neither Agent nor any Lender makes any representation or warranty with respect to such report,


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and (3) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          B. ENVIRONMENTAL DISCLOSURE. Company will deliver to Agent and
Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any other Person in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Company or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing or other industrial operations or to modify current operations in a manner that could reasonably be expected to subject Company or any

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




         of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws.

                   (v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Agent in relation to any matters disclosed pursuant to this subsection 5.7.

         C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

                   (ii) Actions with Respect to Environmental Claims and Violations of Environmen- tal Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any material violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.8      MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL.

          A. ADDITIONAL MORTGAGES, ETC. From and after the Acquisition Date, in the event that Company acquires any Material Fee Property (other than a Material Fee Property acquired with purchase money Indebtedness permitted under subsection 6.1(viii)) or any Material Leasehold Property, excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor, where Company is unable to obtain such lessor's consent (any such non- excluded Real Property Asset being an "ADDITIONAL MORTGAGED PROPERTY"), Company shall deliver to Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property, the following:

                   (i) Additional Mortgage. A fully executed and notarized Mortgage (an "ADDITIONAL MORTGAGE"), in proper form for recording in all appropriate places in all


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          applicable jurisdictions, encumbering the interest of Company in such
          Additional Mortgaged Property;

                  (ii) Opinions of Counsel. (a) A favorable opinion of counsel to Company, in form and substance satisfactory to Agent and its counsel, as to the due authorization, execution and delivery by Company of such Additional Mortgage and such other matters as Agent may reasonably request, and (b) if required by Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of such Additional Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Agent may reasonably request, such local counsel opinion to be substantially in the form of the opinions delivered pursuant to subsection 3.1H(ii) of the Existing Credit Agreement, in each case in form and substance reasonably satisfactory to Agent;

                  (iii) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of an Additional Mortgaged Property consisting of a Material Leasehold Property, (a) a Landlord Consent and Estoppel and
         (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest or the appropriate duly executed documents for recording to make it a Recorded Leasehold Interest;

                  (iv) Title Insurance. (a) If required by Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "ADDITIONAL MORTGAGE POLICY") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount satisfactory to Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in Company and assuring Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall, if requested by Agent, include an endorsement for mechanics' liens for future advances under this Agreement and for any other matters reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence satisfactory to Agent that Company has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records;

                  (v) Title Report. If no Additional Mortgage Policy is required with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Additional Mortgage is to be recorded and satisfactory in form and substance to Agent;



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                   (vi) Copies of Documents Relating to Title Exceptions. If
          requested by Agent, copies of all recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (v) or
          (vi) above;

                  (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, Company's written acknowledgement of receipt of written notification from Agent
         (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (viii) Environmental Audit. If required by Agent, reports and other information, in form, scope and substance satisfactory to Agent and prepared by environmental consultants satisfactory to Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

          B. REAL ESTATE APPRAISALS. If required by applicable laws or regulations as determined by Agent, Company shall permit an independent real estate appraiser satisfactory to Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Agent in its discretion).

5.9      MAINTENANCE OF NETWORK AFFILIATIONS.

         Company shall cause each Station (other than any of the Satellite Stations) to maintain a Network Affiliation at all times.

5.10     OWNERSHIP REPORTS.

         Company shall file Ownership Reports for any Station acquired after the Restatement Date (reflecting such acquisition by Company) with the FCC within a period of 30 days after the date of consummation of such acquisition.

5.11     DETERMINATION OF BORROWING BASE.

         A. Company shall deliver a Borrowing Base Certificate to Agent (i) at any time that Revolving Loans are outstanding, upon the request of Agent, (ii) together with each delivery to



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Agent of a Notice of Borrowing requesting Revolving Loans, and (iii) at any time any Revolving Loans are outstanding, as soon as available and in any event no later than 30 days after the end of each month. Each such Borrowing Base Certificate shall be dated such date as may be requested by Agent from time to time or, in the case of clause (iii), as of the last day of such month.

         B. The Accounts Receivable shown on each Borrowing Base Certificate shall conform to the requirements set forth in the definition of Borrowing Base, and shall be Company's exclusive property and shall not be subject to any Lien (other than Liens created under the Collateral Documents and Permitted Encumbrances).

         C. Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with sound business practices shall be made of all dealings and transactions in relation to its business and activities (including all dealings and transactions with respect to the Collateral covered by the Collateral Documents and Accounts Receivable). Company agrees to furnish to Agent any information which it may reasonably request regarding the determination and calculation of the Borrowing Base, including correct and complete copies of any invoices, underlying agreements, instruments, or other documents and the identity of all obligors.

5.12     FUTURE CAPITAL CONTRIBUTIONS; CASH AND CASH EQUIVALENTS OF BCC.

         A. Upon receipt by BCC of any Cash proceeds (any such proceeds net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the issuance of any debt or equity Securities of BCC, BCC shall contribute such net Cash proceeds to Company as a contribution to capital (provided that if BCC receives any capital stock as a result of such contribution it shall be common stock) to be used by Company in accordance with subsection 2.4B(iii)(f); provided that the foregoing shall not apply to proceeds received by BCC upon the exercise of stock options (i) by directors, officers, employees or independent contractors (other than Benedek) of BCC or its Subsidiaries or (ii) by Benedek to the extent the aggregate amount of such proceeds from and including the Acquisition Date does not exceed $2,000,000.

         B. BCC shall maintain all Cash and Cash Equivalents owned by it in the Collateral Account in accordance with the terms of the Collateral Account Agreement.

5.13     LIEN SEARCHES AND UCC TERMINATION STATEMENTS.

         Within (a) 45 days of the Restatement Date, Company shall deliver to Agent the results of a search conducted at least 21 days after the Restatement Date by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search (other than any filings in favor of Agent, for the benefit of Lenders), and (b) within 60 days of the Restatement Date, Company shall deliver to Agent UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements


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or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

5.14 COMPANY COLLATERAL ACCOUNT AGREEMENT.

         Within 20 days of the Restatement Date , Company shall execute and deliver to Agent the Company Collateral Account Agreement.

                                   SECTION 6.

                          COMPANY'S NEGATIVE COVENANTS

         Each of BCC and Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), unless Requisite Lenders shall otherwise give prior written consent, each of BCC and Company shall perform, and shall cause each of its Subsidiaries, as applicable, to perform, all covenants in this Section 6.

6.1      INDEBTEDNESS.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Subject to the limitation contained in subsection 6.1(viii)(c), Company may become and remain liable with respect to Indebtedness in respect of Capital Leases;

                  (iv) Company may remain liable with respect to Indebtedness described in Schedule 6.1 annexed hereto;

                  (v) Company may become and remain liable with respect to Program Obligations and deferred employee compensation;

                  (vi) Company may remain liable with respect to Indebtedness evidenced by the Existing Senior Notes;



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                  (vii) BCC may become and remain liable with respect to
         Indebtedness evidenced by the Senior Subordinated Notes (and original issue discount accredit in accordance with the terms thereof); and

                  (viii) Company may become and remain liable with respect to
         (x) Indebtedness, the proceeds of which are used within 180 days of the incurrence thereof to purchase assets in the ordinary course of business; provided that (a) the assets purchased with the proceeds of such Indebtedness are (i) property or equipment relating to the Stations or the corporate headquarters of Company, (ii) equipment necessary to convert the Stations from analog transmission to digital transmission or (iii) real property related to the Stations or improvements related to the Stations on real property related to the Stations, and (b) at least 75% of the purchase price of such assets is provided by the proceeds of such Indebtedness and (y) Indebtedness assumed by Company in compliance with subsection 6.7(vi) or subsection 6.7(x); provided that, notwithstanding anything to the contrary contained herein, the aggregate principal amount of such Indebtedness permitted pursuant to this subsection 6.1(viii) outstanding at any time plus the aggregate amount of outstanding Indebtedness of Company with respect to Capital Leases shall not exceed $20,000,000.

6.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of BCC or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i)      Permitted Encumbrances;

                  (ii)     Liens granted pursuant to the Collateral Documents;

                  (iii)    Liens described in Schedule 6.2 annexed hereto; and

                  (iv) Liens securing Indebtedness permitted pursuant to subsection 6.1(viii) provided that such Liens relate solely to the assets financed with such Indebtedness.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If BCC or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

          C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither BCC nor any of its Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein, BCC will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company except as provided in the Existing Senior Note Indenture and the Senior Subordinated Note Indenture.

6.3      INVESTMENTS; JOINT VENTURES.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                   (i) BCC and Company may make and own Investments in Cash Equivalents, subject, in the case of BCC, to compliance with the terms of subsection 5.12;

                   (ii) Company may continue to own the Investments owned by it as of the Acquisition Date in License Sub;

                   (iii) BCC may continue to own the Investments owned by it in Company as of the Acquisition Date;

                   (iv) Company may make Consolidated Capital Expenditures permitted by subsection 6.8;

                   (v) Subject to the limitations contained in subsection 6.7(viii), Company may make LMA Capital Expenditures;

                   (vi) Company may continue to own the Investments owned by it and described in Schedule 6.3 annexed hereto;

                  (vii) Company may make and own Investments consisting of promissory notes or other Securities received in connection with Asset Sales permitted under subsection 6.7(v) limited to an amount not in excess of 10% of the total sales price of the assets sold in such Asset Sale;

                  (viii) Company may make and own loans to employees to fund the exercise price of options to purchase stock of BCC; provided that the aggregate amount of such loans outstanding at any one time shall not exceed $5,000,000;

                  (ix)     Intentionally Omitted;

                  (x) Company may make Investments (in addition to the Investments set forth on Schedule 6.3 annexed hereto) in Joint Ventures and Special Purpose Subsidiaries in each case which are principally engaged in one or more Media Businesses in an aggregate amount during the term of this Agreement not to exceed $10,000,000 (including, for purposes of calculation of such amount, all Investments made pursuant to this subsection 6.3(x) regardless of whether such Investments were made pursuant to clause (a), (b) or (c) of this subsection 6.3(x)) less the aggregate amount paid by Company and BCC for the repurchase of any Existing Senior Notes and Senior Subordinated Notes under subsection 6.5(ii) during the term of this Agreement, (b) at any time that the Leverage Ratio is less than or equal to 4.50:1.00, Company may make Investments (in addition to the Investments set forth on Schedule 6.3 annexed hereto) in Joint Ventures and Special Purpose Subsidiaries in each case which are principally engaged in one or more Media Businesses in an aggregate amount during the term of this Agreement not to exceed $15,000,000 (including, for purposes of calculation of such amount, all Investments made pursuant to this subsection 6.3(x) regardless of whether such Investments were made pursuant to clause (a), (b) or (c) of this subsection 6.3(x)) less the aggregate amount paid by Company and BCC for the repurchase of any Existing Senior Notes and Senior Subordinated Notes under subsection 6.5(ii) during the term of this Agreement, and (c) at any time that the Leverage Ratio is less than or equal to 4.00:1.00, Company may make Investments (in addition to the Investments set forth on Schedule 6.3 annexed hereto) in Joint Ventures and Special Purpose Subsidiaries which are principally engaged in one or more Media Businesses in an aggregate amount during the term of this Agreement not to exceed $20,000,000 (including, for purposes of calculation of such amount, all Investments made pursuant to this subsection 6.3(x) regardless of whether such Investments were made pursuant to clause (a), (b) or (c) of this subsection 6.3(x)) less the aggregate amount paid by Company and BCC for the repurchase of any Existing Senior Notes and Senior Subordinated Notes under subsection 6.5(ii) during the term of this Agreement; provided that Company may continue to own Investments made by it in Special Purpose Subsidiaries in compliance with this subsection 6.3(x) if such Special Purpose Subsidiaries in which such Investments were made continue to be principally engaged in one or more Media Businesses; provided, further, that Company may continue to own Investments made by it in Joint Ventures in compliance with this subsection 6.3(x); and

                  (xi) Company may make Investments in connection with a Permitted Acquisition in the stock or other equity interests of an entity owning the Television Station Asset Group being acquired; provided that immediately following the consummation of such acquisition, such entity is merged with and into Company with Company being the surviving corporation.

6.4      CONTINGENT OBLIGATIONS.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i) License Sub may become and remain liable with respect to Contingent Obligations in respect of the License Sub Guaranty and the Existing Senior Note Indenture;

                   (ii) BCC may become and remain liable with respect to the BCC Guaranty;

                   (iii) Company may become and remain liable with respect to Contingent Obligations under Hedge Agreements; and

                   (iv) Company may remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto.

6.5      RESTRICTED JUNIOR PAYMENTS.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

                  (i) BCC may make regularly scheduled payments of interest in respect of Senior Subordinated Notes after May 15, 2001, required to be paid, in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the Senior Subordinated Note Indenture;

                  (ii) At any time the Leverage Ratio is less than or equal to
         (a) 5.00:1.00, BCC or Company may repurchase Existing Senior Notes and/or Senior Subordinated Notes in an aggregate amount paid by Company and BCC to repurchase Existing Senior Notes and Senior Subordinated Notes during the term of this Agreement not to exceed $10,000,000 (including, for purposes of calculation of such amount, all repurchases made pursuant to this subsection 6.5(ii) whether such repurchases were made pursuant to clause (a), (b) or (c) of this subsection 6.5(ii)) less the aggregate amount of Investments made pursuant to subsection 6.3(x) during the term of this Agreement, (b) 4.50:1.00, BCC or Company may repurchase Existing Senior Notes and/or Senior Subordinated Notes in an aggregate amount paid by Company and BCC to repurchase Existing Senior Notes and Senior Subordinated Notes during the term of this Agreement not to exceed $15,000,000 (including, for purposes of calculation of such amount, all repurchases made pursuant to this subsection 6.5(ii) whether such repurchases were made pursuant to clause (a), (b) or (c) of this subsection 6.5(ii)) less the aggregate amount of Investments made pursuant to subsection 6.3(x) during the term of this Agreement and (c) 4.00:1.00, BCC or Company may repurchase Existing Senior Notes and/or Senior Subordinated Notes in an aggregate amount paid by Company and BCC to repurchase Existing Senior Notes and Senior Subordinated Notes during the term of this Agreement not to exceed $20,000,000 (including, for purposes of calculation of such amount, all repurchases made pursuant to this subsection 6.5(ii) whether such repurchases were made pursuant to clause (a), (b) or (c) of this subsection 6.5(ii)) less the aggregate amount of Investments made pursuant to subsection 6.3(x) during the term of this Agreement; provided that, in each case, BCC and Company shall have delivered to Agent at least one Business Day prior to such repurchase an Officer's Certificate of each of BCC and Company with appropriate attachments and otherwise in form and substance satisfactory to Agent (x) demonstrating that on a pro forma basis (determined as of the date of the most recent financial statements delivered pursuant to subsection 6.1 and after giving effect to such repurchase of Existing Senior Notes and/or Senior Subordinated Notes), BCC and its Subsidiaries shall be in compliance with all of the covenants hereunder and (y) certifying that, immediately prior to such repurchase, no Event of Default or Potential Event of Default shall have occurred and be continuing;

                  (iii)    Intentionally Omitted;

                  (iv) BCC may, with respect to each period for which Company qualifies as an S Corporation under the Code or any similar provision of state law make cash distributions of Tax Amounts to Benedek; provided that prior to any such distribution (a) Agent has received an Officers' Certificate certifying that Company qualified as an S Corporation for such period under the Code or in the states for which distributions are being made and Company's most recent audited financial statements reflect that company was treated as an S Corporation for the applicable period, (b) Benedek shall have entered into a written agreement with BCC in form and substance satisfactory to Agent providing that if any amount distributed to Benedek pursuant to this clause (iv) is later determined to have been, as a result of a change in law or the failure of Company to effect or maintain a valid S Corporation election or otherwise, in excess of the amount permitted to be distributed or paid under this clause (iv), such excess shall be refunded to Company at least five Business Days prior to the next due date of individual estimated income tax payments and (c) Company shall have requested and received any excess payments required to be refunded by Benedek pursuant to the agreement referenced in clause (b) above;

                   (v) Company may make Cash dividends or Cash distributions to BCC; and

                  (vi) BCC or Company may redeem or repurchase Warrants in an amount not exceeding the Unutilized Compensation Amount as of the date of such redemption or repurchase.

6.6      FINANCIAL COVENANTS.

          A. MINIMUM CASH INTEREST COVERAGE RATIO. BCC and Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Cash Interest Expense for any four-Fiscal Quarter period ending during any of the periods set forth below to be less than the correlative ratio indicated:


=======================================================================================
                                                                  MINIMUM
                       PERIOD                                  CASH INTEREST
                                                               COVERAGE RATIO
=======================================================================================

Restatement Date through 12/30/98                                1.50:1.00
---------------------------------------------------------------------------------------
12/31/98 through 06/29/99                                        1.80:1.00
---------------------------------------------------------------------------------------
06/30/99 through 12/30/99                                        1.85:1.00
---------------------------------------------------------------------------------------
12/31/99 through 06/29/00                                        1.90:1.00
---------------------------------------------------------------------------------------
06/30/00 through 12/30/00                                        2.05:1.00
---------------------------------------------------------------------------------------
Thereafter                                                       2.25:1.00
=======================================================================================


          B. MAXIMUM LEVERAGE RATIO. BCC and Company shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter ending during any of the periods set forth below to exceed the correlative ratio indicated:



=======================================================================================
                                                                  MAXIMUM
                       PERIOD                                  LEVERAGE RATIO
=======================================================================================
Restatement Date through 06/29/97                                6.00:1.00
---------------------------------------------------------------------------------------
06/30/98 through 12/30/98                                        5.75:1.00
---------------------------------------------------------------------------------------
12/31/98 through 06/29/99                                        5.10:1.00
---------------------------------------------------------------------------------------
06/30/99 through 12/30/99                                        4.85:1.00
---------------------------------------------------------------------------------------
12/31/99 through 06/29/00                                        4.65:1.00
---------------------------------------------------------------------------------------
06/30/00 through 12/30/00                                        4.25:1.00
---------------------------------------------------------------------------------------
Thereafter                                                       3.75:1.00
=======================================================================================

         C. MINIMUM CONSOLIDATED ADJUSTED EBITDA. BCC and Company shall not permit Consolidated Adjusted EBITDA for any Fiscal Year set forth below to be less than the correlative amount indicated; provided, however, that following an Asset Sale of a Television Station Asset Group permitted under subsection 6.7(v), each of the minimum Consolidated Adjusted EBITDA amounts set forth below shall be adjusted downward by an amount equal to the portion of Consolidated Adjusted EBITDA attributable to such Television Station Asset Group during the four-Fiscal Quarter period most recently ended prior to such Asset Sale:

========================================================================
                                             MINIMUM
         FISCAL                       CONSOLIDATED ADJUSTED
          YEAR                                EBITDA
========================================================================
1997                                          $43,500,000
------------------------------------------------------------------------
1998                                          $50,000,000
------------------------------------------------------------------------
1999                                          $52,000,000
------------------------------------------------------------------------
2000                                          $59,000,000
------------------------------------------------------------------------
2001                                          $60,500,000
------------------------------------------------------------------------
2002 and each
year thereafter                               $68,000,000
========================================================================

          D. CERTAIN CALCULATIONS. With respect to calculations of Consolidated Adjusted EBITDA for purposes of the definitions of "Leverage Ratio", following an Asset Sale of a Television Station Asset Group in accordance with subsection 6.7(v) or a Permitted Acquisition in accordance with subsection 6.7(xi), such calculations shall be made on a pro forma basis as if such Asset Sale or Permitted Acquisition occurred on the first day of the applicable four-Fiscal Quarter period, all such calculations to be in form and substance satisfactory to Agent.

6.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         BCC shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of BCC or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, or enter into any LMA or make any LMA Capital Expenditures, or permit any Special Purpose Subsidiary to enter into any LMA or make any acquisition (including a Permitted Special Purpose Acquisition), except:

                  (i)      [ INTENTIONALLY OMITTED ];

                  (ii) Company may make Consolidated Capital Expenditures permitted under subsection 6.8 and Investments permitted under subsection 6.3;

                  (iii) Company may dispose of obsolete, worn out or surplus property or other assets reasonably determined by Company as no longer useful or necessary to the operation of the business in the ordinary course of business;


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



                  (iv) Company may enter into leases as the lessor or sublessor in the ordinary course of business as long as such leases do not materially interfere with the operation of the Stations or the conduct of business of Company or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (v) subject to subsection 6.12, Company may make Asset Sales of a Television Station Asset Group; provided that (a) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof and in no event less than the product of (1) eight multiplied by (2) that portion of Consolidated Adjusted EBITDA (excluding any allocation of corporate overhead expenses) for the most recently ended four-Fiscal Quarter period of Company attributable to the assets subject to such Asset Sale (the "MINIMUM AMOUNT"); (b) the cash consideration received shall be equal to the greater of the Minimum Amount and 90% of the total consideration received; (c) the Net Asset Sale Proceeds shall be applied as required by subsection 2.4B(iii)(a); (d) on a pro forma basis, after giving effect to such Asset Sale and related prepayment hereunder, Company shall be in compliance with all of the covenants hereunder as evidenced in an Officers' Certificate delivered to Agent, and Agent shall have received evidence reasonably satisfactory to it that Company will be in compliance with all of the covenants hereunder through the end of the next full Fiscal Year following any such Asset Sale; (e) the assets subject to such Asset Sales in any Fiscal Year did not generate more than 10% of Consolidated Adjusted EBITDA as of the most recently ended four-Fiscal Quarter period prior to the sale; and (f) the sum of each of the percentages of Consolidated Adjusted EBITDA generated by the assets subject to each such Asset Sale occurring during the period from the Restatement Date through the date of determination, as computed according to the foregoing clause (e), shall not exceed 25%;

                  (vi) Company may sell or exchange Satellite Stations; provided that the Board of Directors of Company shall have determined that the consideration received by Company in such sale or exchange is at least equal to the sum of the fair market value of the Satellite Station and any additional consideration paid by Company in such sale or exchange, and Company shall have delivered an Officer's Certificate to Agent to such effect; provided further that any Cash received by Company in connection with such sale or exchange shall be deemed to be "Net Asset Sale Proceeds" received in an Asset Sale and shall be applied as required by subsection 2.4B(iii)(a); provided still further that neither BCC nor any of its Subsidiaries shall incur or assume any Indebtedness in connection with such sale or exchange other than Indebtedness assumed by Company in connection with any such exchange that was incurred by the Person with whom such Satellite Station was exchanged (x) solely with respect to the purchase by such Person of particular assets that are included in such exchange, (y) in the ordinary course of business of such Person and (z) not in anticipation of or in connection with such exchange;

                  (vii) Company may enter into Permitted LMAs and Third Party Permitted LMAs;

                  (viii) Company may make LMA Capital Expenditures; provided that (a) no Event of Default or Potential Event of Default shall have occurred and be continuing, (b) no Revolving Loans shall be outstanding, (c) with respect to any LMA Capital Expenditures in


                                       102
         excess of $1,000,000 in the aggregate, Company shall have delivered to Agent an Officers' Certificate, in form and substance reasonably satisfactory to Agent, demonstrating that BCC and its Subsidiaries, on a pro forma basis after giving effect to the LMA Capital Expenditure, shall be in compliance with all of the covenants hereunder, (d) any assets acquired pursuant to the LMA Capital Expenditure (other than assets subject to a Lien permitted under subsection 6.2A(iv)) shall be subject to a First Priority Lien of Agent pursuant to the Collateral Documents and (e) the aggregate amount of all LMA Capital Expenditures shall not exceed $20,000,000 less the sum of (x) the aggregate principal amount of any Existing Senior Notes and Senior Subordinated Notes repurchased under subsection 6.5(ii) plus (y) the aggregate amount of Investments made by Company under subsection 6.3(x);

                  (ix) any Special Purpose Subsidiary may make Permitted Special Purpose Acquisitions and enter into Permitted LMAs; provided, however, that (a) prior to entering into any Permitted LMA, Company and such Special Purpose Subsidiary shall have entered into an agreement providing for a fair and reasonable allocation of any shared overhead expenses with respect to such Permitted LMA, which agreement shall be in form and substance satisfactory to Agent and (b) together with each delivery of financial statements of BCC and its Subsidiaries pursuant to subsections 5.1(ii) and 5.1(iii), Company shall provide to Agent an accounting in reasonable detail of the allocation of shared overhead expenses for the Fiscal Quarter most recently ended; and

                  (x) Company may swap or exchange one or more Owned Television Station Asset Groups for one or more other Television Station Asset Groups; provided that (u) Company shall deliver to Agent a Compliance Certificate with any necessary attachments (in each case prepared after giving effect to such acquisition), in form and substance satisfactory to Agent, demonstrating that BCC and its Subsidiaries, after giving effect to such swap or exchange, shall be in pro forma compliance with all of the covenants contained in this Agreement and in the other Loan Documents through and including December 31, 2004, (v) Agent, on behalf of Lenders, shall have received a First Priority Lien on all real and personal property acquired by Company in such swap or exchange and Agent shall have received originally executed copies of a written opinion of counsel to Company in form and substance satisfactory to Agent and its counsel as to such matters (other than an opinion as to priority), and (w) Agent shall have received originally executed copies of a favorable written opinion from FCC counsel to Company, in form and substance satisfactory to Agent and its counsel, addressing such matters as Agent, acting on behalf of Lenders, may reasonably request,
         (x) the FCC Consents shall have been obtained with respect to any Station being swapped or exchanged, and either (i) such FCC Consents shall have become Final Orders or (ii) if they shall not have become Final Orders, Agent shall not have notified Company that it has determined, in its sole discretion, that there is a reasonable basis for concluding that any such FCC Consent may not become a Final Order in due course, (y) the Board of Directors of Company shall have determined that the consideration received by Company in such swap or exchange


                                       103
         is at least equal to the sum of the fair market value of the Owned Television Station Asset Groups and any additional consideration paid by Company in such swap or exchange, and Company shall have delivered an Officer's Certificate to Agent to such effect and (z) Agent, in its reasonable discretion, shall have determined that such swap or exchange is fair and reasonable; provided further that any Cash received by Company in connection with such swap or exchange shall be deemed to be "Net Asset Sale Proceeds" received in an Asset Sale and shall be applied as required by subsection 2.4B(iii)(a); provided still further neither BCC nor any of its Subsidiaries shall incur or assume any Indebtedness in connection with such swap or exchange other than any Indebtedness assumed by Company in connection with any such swap or exchange that was incurred by the Person with whom such Owned Television Asset Groups were swapped or exchanged (x) solely with respect to the purchase by such Person of particular assets that are included in such swap or exchange, (y) in the ordinary course of business of such Person and (z) not in anticipation of or in connection with such swap or exchange;

                  (xi) Company may make Permitted Acquisitions with an aggregate purchase price less than or equal to $25,000,000; provided that (w) Company shall deliver to Agent a Compliance Certificate with any necessary attachments (in each case prepared after giving effect to such acquisition), in form and substance satisfactory to Agent, demonstrating that BCC and its Subsidiaries, after giving effect to such Permitted Acquisition, shall be in pro forma compliance with all of the covenants contained in this Agreement and in the other Loan Documents through and including December 31, 2004, (x) Agent, on behalf of Lenders, shall have received a First Priority Lien on all real and personal property acquired by Company in such acquisition and Agent shall have received originally executed copies of a written opinion of counsel to Company in form and substance satisfactory to Agent and its counsel as to such matters (other than an opinion as to priority), and
         (y) Agent shall have received originally executed copies of a favorable written opinion from FCC counsel to Company, in form and substance satisfactory to Agent and its counsel, addressing such matters as Agent, acting on behalf of Lenders, may reasonably request, and (z) the FCC Consents shall have been obtained with respect to any Station being acquired, and either (i) such FCC Consents shall have become Final Orders or (ii) if they shall not have become Final Orders, Agent shall not have notified Company that it has determined, in its sole discretion, that there is a reasonable basis for concluding that any such FCC Consent may not become a Final Order in due course.

                  (xii) if Company is required by the FCC to divest itself of either its Rockford, Illinois or Madison, Wisconsin Station in order to comply with the FCC's duopoly rules, Company may apply for temporary relief from such requirement through the transfer of the FCC Licenses pertaining to either of such Stations and the assets related thereto to a grantor trust (a "TRUST") and if (x) the FCC approves such transfer to the Trust and (y) the trustee under the Trust is reasonably acceptable to Agent, Company may assign the FCC Licenses pertaining to such Station and the assets related thereto to the Trust; provided that
         (w) with respect to the assets so transferred other than the FCC Licenses, Company shall either cause such assets to be transferred subject to the First Priority Lien in favor of the Agent pursuant to Company Tangible Assets Security Agreement or Company Acquired Assets Security Agreement, as the case may be, or if so requested by the Agent cause the trustee under the
         Trust to grant a First Priority Lien on such Assets to the Agent as collateral security for the Obligations pursuant to documentation substantially similar to Company Tangible Assets Security Agreement or Company Acquired Assets Security Agreement, as the case may be, and otherwise reasonably acceptable to the Agent, (x) with respect to the FCC Licenses


                                       104
         pertaining to such Station, Company shall transfer such FCC Licenses to a corporation or limited liability company wholly-owned by the trustee under the Trust and shall cause the trustee under the Trust to grant a First Priority Lien on all of the outstanding capital stock or other equity interests in such entity to The Bank of New York as collateral security for the Existing Senior Notes and the Obligations pursuant to the Existing Company Pledge Agreement or documentation substantially similar thereto and otherwise reasonably acceptable to the Agent, (y) Company shall cause the trust agreement pursuant to which the Trust is created to provide that all cash generated by such Station be transferred promptly to Company except for such cash as may required to be retained by the Trust for working capital purposes, and (z) for all purposes of this Agreement, the Trust shall be considered a Subsidiary of Company.

6.8      CONSOLIDATED CAPITAL EXPENDITURES.

         BCC shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any period indicated below, in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such period; provided that the Maximum Consolidated Capital Expenditures Amount for any such period shall be increased by an amount equal to (i) the excess, if any, of the Maximum Consolidated Capital Expenditures Amount for the previous period over the actual amount of Consolidated Capital Expenditures for such previous period and/or, (ii) at Company's option, a portion of the amount of Maximum Consolidated Capital Expenditures Amount for the immediately succeeding period (which, to the extent of such increase shall reduce the amount of the Maximum Consolidated Capital Expenditure Amount for such succeeding period); provided that in no event shall (a) the amount of any increase to the Maximum Consolidated Capital Expenditures Amount pursuant to the foregoing clause (i) in any period exceed 50% of the Maximum Consolidated Capital Expenditures Amount for the previous period and (b) the amount of any increase to the Maximum Consolidated Capital Expenditures Amount pursuant to the foregoing clause (ii) in any period exceed 50% of the Maximum Consolidated Capital Expenditures Amount for the immediately succeeding period.

==================================================================================
      FISCAL YEAR (OR OTHER                     MAXIMUM CONSOLIDATED
        SPECIFIED PERIOD)                       CAPITAL EXPENDITURES

==================================================================================
----------------------------------------------------------------------------------
1998                                                    $9,000,000
----------------------------------------------------------------------------------
1999                                                    $9,000,000
----------------------------------------------------------------------------------
2000                                                    $9,000,000
----------------------------------------------------------------------------------
2001                                                   $10,000,000
----------------------------------------------------------------------------------
2002                                                   $11,500,000
----------------------------------------------------------------------------------
2003 and each
year thereafter                                         $8,500,000
==================================================================================


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




6.9      SALES AND LEASE-BACKS.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

6.10     SALE OR DISCOUNT OF RECEIVABLES.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or Accounts Receivable.

6.11     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         BCC shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of BCC, Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to BCC or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between BCC or Company and any of their respective wholly owned Subsidiaries or between any of BCC's wholly owned Subsidiaries or between any of Company's wholly owned Subsidiaries, (ii) reasonable and customary fees paid to members of the Boards of Directors of BCC or Company and its Subsidiaries, (iii) annual cash compensation to Benedek in a dollar amount (the "COMPENSATION LIMIT") not exceeding (a) in Fiscal Year 1997, $1,100,000 and (b) in each Fiscal Year thereafter, 110% of the Compensation Limit for the prior Fiscal Year or (iv) loans or advances made to directors, officers, employees or independent contractors to fund the exercise price of options to purchase stock of BCC or its Subsidiaries or for moving, entertainment, travel expenses, drawing accounts and similar expenditures made in the ordinary course of business.

6.12     DISPOSAL OF SUBSIDIARY STOCK.

         BCC and Company shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except (a) to qualify directors if required by applicable law and (b) as contemplated by the Collateral Documents; or




                                       106

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to BCC, Company or another wholly-owned Subsidiary of Company (other than License Sub), or to qualify directors if required by applicable law.

6.13     CONDUCT OF BUSINESS.

         From and after the Restatement Date, Company shall not engage, and shall not permit any of its Subsidiaries to engage, in any business other than
(i) the businesses engaged in by Company and its Subsidiaries on the Restatement Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders. License Sub shall engage in no business other than the holding of FCC Licenses and the performance of its obligations under the License Sub Guaranty and its guaranty of the Existing Senior Notes and shall own no material assets other than FCC Licenses. None of Company nor any Subsidiary of Company other than License Sub shall own any FCC License other than as set forth on Schedule 4.1E annexed hereto. BCC shall engage in no business and have no assets other than (i) owning the stock of Company, (ii) the issuance of and activities related to the maintenance and servicing of the Seller Preferred Stock, the Exchangeable Preferred Stock and Warrants and the Senior Subordinated Notes as permitted hereunder, including performing its obligations as a reporting company under the Securities Act and the Exchange Act, (iii) the performance of its obligations under the BCC Guaranty and (iv) the receipt of Cash dividends or Cash distributions from Company in accordance with the provisions hereof.

6.14 AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS; PAYMENTS ON EXISTING SENIOR NOTES; DESIGNATION OF "DESIGNATED SENIOR DEBT".

         A. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Neither BCC nor any of its Subsidiaries will agree to any amendment to, request any waiver of (other than a waiver for which no fee is paid and no other concessions or considerations are granted by BCC or Company), or waive any of their respective rights under, any of the Related Agreements (other than any amendment or waiver described in the next succeeding sentence) without in each case obtaining the prior written consent of Agent and Requisite Lenders to such amendment, request or waiver. Notwithstanding the foregoing, BCC and its Subsidiaries may agree to amend or waive any provisions of the Related Agreements (i) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or (ii) to comply with the Trust Indenture Act of 1939, as amended, or (iii) to make modifications of a technical or clarifying nature or which are no less favorable to the Lenders, in the reasonable opinion of Agent and Requisite Lenders, than the provisions of the Related Agreements as in effect on the Acquisition Date (for the purposes of this subsection 6.14, any amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal on the Existing Senior Notes or the Subordinated Indebtedness or which would reduce the rate or extend the date for payment of interest thereon, provided that no fee is payable in connection therewith, shall be deemed to be an amendment, modification or change that is no less favorable to the Lenders).


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




         B. PAYMENTS ON EXISTING SENIOR NOTES. Except as permitted by subsection 6.5(ii), neither BCC nor any of its Subsidiaries shall make any prepayments, redemptions or repurchases of the Existing Senior Notes without the prior written consent of Agent and Requisite Lenders. Neither BCC nor any of its Subsidiaries will defease, or make any payments the effect of which is to defease (whether pursuant to the defeasance provisions of the Existing Senior Notes or otherwise), the Existing Senior Notes, in whole or in part, without in each case obtaining the prior written consent of Agent and Requisite Lenders.

         C. DESIGNATION OF "DESIGNATED SENIOR DEBT". Neither BCC nor Company shall designate any Indebtedness (other than the Obligations and the Existing Senior Notes) as "Designated Senior Debt", as defined in the Senior Subordinated
Note Indenture, for purposes of the Senior Subordinated Note Indenture without the prior written consent of Agent.

6.15     FISCAL YEAR.

         Neither BCC nor any of its Subsidiaries shall change its Fiscal Year-end from December 31.

6.16     LIMITATION ON CREATION OF SUBSIDIARIES.

         BCC will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiary other than a Special Purpose Subsidiary; provided BCC will not establish, create or acquire a direct Special Purpose Subsidiary.

                                   SECTION 7.

                                EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within three Business Days after the date due; or

7.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of BCC or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1) or Contingent Obligations with an aggregate principal amount of $1,000,000 or more beyond the end of any grace period provided therefor; or (ii) breach or default by BCC or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the aggregate principal amount referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default


                                       108
is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3      BREACH OF CERTAIN COVENANTS.

         Failure of BCC or any of its Subsidiaries to perform or comply with any term or condition contained in subsection 2.5 or 5.2 or Section 6 of this Agreement; or

7.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by any Loan Party or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or pursuant to a request of Agent or Lenders made pursuant hereto or pursuant to the Collateral Documents shall be false in any material respect on the date as of which made; or

7.5      OTHER DEFAULTS UNDER LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Agent or any Lender of such default; or

7.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of BCC or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against BCC or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over BCC or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of BCC or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of BCC or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or



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




7.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) BCC or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or BCC or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) BCC or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of BCC or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $1,000,000 shall be entered or filed against BCC or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

7.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against BCC or any of its Subsidiaries decreeing the dissolution or split up of BCC or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of BCC, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

7.11     MATERIAL ADVERSE EFFECT.

         Any event or change shall occur that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect; or



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


7.12     CHANGE IN EXECUTIVE OFFICERS OF COMPANY.

         Either Benedek or K. James Yager, or any successor to either Person satisfactory to Requisite Lenders hereunder, shall cease, for any reason whatsoever, to continuously perform their respective present duties as executive officers of Company, without a successor satisfactory to Requisite Lenders in their reasonable discretion having commenced to perform the duties of such executive officer within 120 days after such cessation; or

7.13     CHANGE IN CONTROL.

         (i) BCC shall cease to own 100% of the capital stock of Company, (ii) Benedek or his estate or family members or trusts for the benefit of his family members shall cease to have a presently exercisable right to vote at least 51% of all issued and outstanding equity Securities of BCC entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of BCC, (iii) Benedek or his estate or family members or trusts for the benefit of his family members shall cease to beneficially own at least 51% of the economic value of BCC, (iv) a "Change of Control" under the Existing Senior Note Indenture or under the Senior Subordinated Note Indenture shall occur or (v) Company shall cease to own 100% of the capital stock of License Sub; or

7.14     FCC LICENSES.

         Any material FCC License shall be cancelled, terminated, rescinded, revoked, suspended, impaired, otherwise finally denied renewal, or otherwise modified in any material adverse respect, or shall be renewed on terms that materially and adversely affect the economic or commercial value or usefulness thereof; or any material FCC License shall cease to be in full force and effect; or the grant of any material FCC License shall have been stayed, vacated or reversed, or modified in any material adverse respect by judicial or administrative proceedings; or any administrative law judge or other representative of the FCC shall have issued an initial decision in any non-comparative license renewal, license revocation or any comparative (multiple applicant) proceeding to the effect that any material FCC License should be revoked or not be renewed; or any other proceeding shall have been instituted by or shall have been commenced before any court, the FCC or any other regulatory body that could reasonably be expected to result in (i) cancellation, termination, rescission, revocation, material impairment, suspension or denial of renewal of a material FCC License, or (ii) a modification of a material FCC License in a material adverse respect or a renewal thereof on terms that materially and adversely affect the economic or commercial value or usefulness thereof; or

7.15  INVALIDITY OF GUARANTIES; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS.

         At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared by a court of competent jurisdiction to be null and void,
(ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with


                                       111
the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void by a court of competent jurisdiction, or Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

7.16     SUBORDINATED INDEBTEDNESS.

         BCC or any of its Subsidiaries shall fail to comply with the subordination provisions contained in the Senior Subordinated Note Indenture or any other agreement governing Subordinated Indebtedness;

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate.

         Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.



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


                                   SECTION 8.
                                      AGENT

8.1      APPOINTMENT.

         A. APPOINTMENT OF AGENT. BTCo is hereby appointed Agent hereunder, and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates.

         B. RESIGNATION OF CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, AS EXISTING COLLATERAL AGENT AND EXISTING ADMINISTRATIVE AGENT. Effective simultaneously with the effectiveness of this Agreement, Canadian Imperial Bank of Commerce, New York Agency resigned as Existing Collateral Agent and Existing Administrative Agent. From and after the Restatement Date, any reference contained in any of the Loan Documents (including, without limitation, in any of the Mortgages) to (x) "Collateral Agent" shall be deemed to be a reference to Agent (solely in its capacity as Agent and not in any other capacity) as the successor to Existing Collateral Agent solely in its capacity as Existing Collateral Agent and not in any other capacity and (y) "Administrative Agent" shall be deemed to be a reference to Agent (solely in its capacity as Agent and not in any other capacity) as successor to the Existing Administrative Agent solely in its capacity as Existing Administrative Agent and not in any other capacity. Accordingly, Agent is hereby vested with all the rights, powers, privileges and duties of Existing Collateral Agent and Existing Administrative Agent, subject, however, to the immunities, indemnities and other benefits of
Section 8 of the Existing Credit Agreement and this Section 8.

         C. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this


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


Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and
(ii) the provisions of this Section 8 and of subsections 9.2 and 9.3 that refer to Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Agent shall be deemed to be references to Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Agent until the appointment of a new Supplemental Collateral Agent.

8.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event


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of Default or Potential Event of Default. Without limitation of the other provisions of this Section 8, Agent shall not be responsible to BCC, Company, any Lender or any other Person for any action, omission, fact or circumstance occurring prior to Agent's appointment as Agent hereunder.

         C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, partners, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6).

         D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times


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thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Subject to the proviso to the immediately preceding sentence, if any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5      SUCCESSOR AGENT.

         Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.6      COLLATERAL DOCUMENTS AND GUARANTIES.

         Each Lender hereby further authorizes (i) Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Agent shall not (i) enter into or consent to any material amendment, modification, termination or waiver of any provision contained in any Collateral Document or Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 9.6, Supermajority Lenders). Each Lender having Term Loans hereunder hereby authorizes Agent to execute and deliver, on behalf of and for the benefit of such Lenders, an acknowledgment to the Existing Company Pledge Agreement as required by Section 18 thereof. In the event Collateral is sold in an Asset Sale permitted hereunder or otherwise consented to by Requisite
Lenders, Agent may, without further consent or authorization from Lenders, release the


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Liens granted under the Collateral Documents on the Collateral that is the subject of such Asset Sale concurrently with the consummation of such Asset Sale; provided that Agent shall have received
(i) reasonable, and in any event not less than 30 days', prior written notice of such Asset Sale from Company; provided that with respect to any Asset Sales being consummated on the Restatement Date, Company shall have provided 2 days prior written notice of such Asset Sale; (ii) an Officers' Certificate (1) certifying that no Event of Default or Potential Event of Default shall have occurred and be continuing as of the date of such release of Collateral, (2) setting forth a detailed description of the Collateral subject to such Asset Sale, and (3) certifying such Asset Sale is permitted under this Agreement and that all conditions precedent to such Asset Sale under this Agreement have been met; and (iii) all Net Cash Proceeds of Asset Sale required to be applied to repay Obligations under this Agreement. Upon payment in full of all of the Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen) and termination of the Commitments, Agent shall release the Liens on such Collateral granted pursuant to the Collateral Documents. Upon any release of Collateral pursuant to the foregoing, Agent shall, at Company's expense, execute and deliver such documents (without recourse or representation or warranty) as reasonably requested to evidence such release. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuation of an Event of Default, for purposes of any decisions relating to (including decisions relating to exercising or refraining from exercising remedies under the Collateral Documents), or taking any actions with respect to, the Collateral Documents or the Collateral, "Requisite Lenders" shall mean the holders of 51% or more of the aggregate Tranche A Term Loan Exposure of all Lenders plus the aggregate Tranche B Term Loan Exposure of all Lenders plus the aggregate Revolving Loan Exposure of all Lenders. Agent shall exercise or refrain from exercising remedies under the Collateral Documents in accordance with the directions of Requisite Lenders; provided, however, that Lenders acknowledge and agree that, with respect to the Collateral that is shared on an equal and ratable basis with the holders of the Existing Senior Notes, decisions relating to the exercise and manner of exercise of remedies are to be made by Agent at the direction of "Requisite Obligees" (as defined in the applicable Collateral Document) and, therefore, Requisite Lenders may give directions to Agent with respect to the exercise of remedies but may not hold a sufficient amount of secured obligations to constitute Requisite Obligees under the applicable Collateral Document, in which case Agent shall follow the directions of Requisite Obligees. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that (x) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.



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                                   SECTION 9.
                                  MISCELLANEOUS

9.1      ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

         A. GENERAL. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; and provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender) to any other Eligible Assignee (treating any two or more investment funds that invest in commercial loans and that are managed or advised by the same investment advisor or by an Affiliate of such investment advisor as a single Eligible Assignee) with the consent of Agent (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.9B) and




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

         be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and to the assigning Lender, substantially in the form of Exhibit III, Exhibit IV or Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Tranche A Term Loans and/or Tranche B Term Loans, as the case may be, of the assignee and the assigning Lender.

                  (ii) Acceptance by Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 9.1B(i)),
         (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS AND FUND TRUSTEES. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall

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such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (i) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

9.2      EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of Agent in connection with the preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto;
(ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Agent and of counsel providing any opinions that Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent or its counsel) of obtaining and reviewing any environmental audits or reports provided for under subsection 5.7 and any audits or reports provided for under subsection 5.5B with respect to Accounts Receivable of Company and its Subsidiaries; (vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Agent or its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation,

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preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings. As long as no Event of Default shall have occurred and be continuing, Company shall not be responsible for expenses incurred by Lenders to attend Lender meetings or exercise inspection rights pursuant to subsection 5.5.

9.3      INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, partners, employees, agents, trustees and affiliates of any of Agent and Lenders and each of their respective affiliates (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)), (ii) any commitment letter delivered by Agent or any Lender to Company with respect to the credit facilities provided hereunder, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or

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arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4      SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by BCC and Company at any time or from time to time subject to the consent of Agent, without notice to BCC or Company or to any other Person (other than Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts), including deposits in the Collateral Account and the Company Collateral Account, and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of BCC or Company against and on account of the obligations and liabilities of BCC or Company to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any other amounts due hereunder shall have become due and payable pursuant to
Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Each of BCC and Company hereby further assigns, pledges and grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

9.5      RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations or other similar interests (which it shall be deemed to have purchased from each seller of a participation or such other interest simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion


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to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations or such other interests shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation or such other interest so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation or such other interest held by that holder.

9.6      AMENDMENTS AND WAIVERS.

         No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Supermajority Lenders" or the definition of "Requisite Lenders" (it being understood that (i) with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Term Loans, the Revolving Loan Commitments and Revolving Loans are included on the Restatement Date and (ii) with the consent of Supermajority Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Supermajority Lenders" on substantially the same basis as the Term Loans, the Revolving Loan Commitments and the Revolving Loans are included on the Restatement Date); changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date (but not the date of any scheduled installment of principal or prepayment) of any of the Loans; postpones the date on which any interest or any fees are payable; decreases the interest rate borne by any of the Loans (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; releases BCC from its obligations under the BCC Guaranty or releases License Sub from its obligations under the License Sub Guaranty, in each case other than in accordance with the terms of the Loan Documents; or changes in any manner the provisions contained in subsection 7.1 or this subsection 9.6 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 3 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders,
(ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent, (iv) no amendment, modification, termination or waiver of any provision of this Agreement or the Collateral Documents and no consent to any departure by any Loan Party therefrom which has the effect of releasing any material portion of the Collateral (other than as permitted in accordance with the express provisions of subsection 8.6 or the Collateral


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



Documents) or changing any scheduled installment of principal, shall be effective without the written concurrence of Supermajority Lenders; provided that any amendment, modification, termination or waiver of any provision of subsection 2.4 which has the effect of postponing or reducing the aggregate scheduled installments of principal applicable to Tranche A Term Loans or Tranche B Term Loans (each being a "CLASS") in a manner that is proportionately greater than the corresponding postponement or reduction applicable to the other Class shall not be effective without the written concurrence of the holders of 75% of each Class. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by BCC and Company, on BCC and Company. Notwithstanding anything herein to the contrary, if any Lender fails to fund any Loan required to be funded by such Lender hereunder, the aggregate Tranche
A Term Loan Exposure, Tranche B Term Loan Exposure and Revolving Loan Exposure of such Lender shall not be counted for purposes of determining "Requisite Lenders" or "Supermajority Lenders" or the percentage of a Class required to approve any amendment, modification, termination or waiver of any provision of this Agreement.

9.7      INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8      NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to BCC, Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

9.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

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




         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans and the termination of this Agreement.

9.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11     MARSHALLING; PAYMENTS SET ASIDE.

         Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12     SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.


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



9.14     HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15     APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

9.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BCC OR COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF BCC AND COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BCC OR COMPANY, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8; (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE
(III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BCC OR COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BCC OR COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE


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



FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
SECTION 5-1402 OR OTHERWISE.

9.18     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP OR OTHER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO
ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19     CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process or disclosures required by the National Association of Insurance Commissioners; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further, that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.


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



9.20     MAXIMUM AMOUNT.

         A. It is the intention of Company and Lenders to conform strictly to the usury and similar laws relating to interest from time to time in force, and all agreements between Company, Agent and Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid in the aggregate to Lenders or to Agent on behalf of Lenders as interest hereunder or under the other Loan Documents or in any other security agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or thereby, exceed the maximum amount permissible under applicable usury or such other laws (the "MAXIMUM AMOUNT"). If under any circumstances whatsoever fulfillment of any provision hereof, or of any of the other Loan Documents, at the time performance of such provision shall be due, shall involve exceeding the Maximum Amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Amount. For the purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the indebtedness of Company evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro rated, allocated and spread from the date of disbursement of the proceeds of the Loans until payment in full of all of such indebtedness, so that the actual rate of interest on account of such indebtedness is uniform throughout the term hereof. The terms and provisions of this subsection shall control and supersede every other provision of all agreements between Company, Agent and Lenders.

         B. If under any circumstances Lenders shall receive an amount which would exceed the Maximum Amount, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under subsection 2.4B(i), and shall be so applied in accordance with subsection 2.4B(iv) hereof, or if such amount exceeds the unpaid balance of the Loans and any other indebtedness of Company in favor of Lenders, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Company.

9.21     COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                     [Remainder of page intentionally left blank]


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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY AND BCC:

                                    BENEDEK BROADCASTING CORPORATION,
                                    a Delaware corporation

                                    By:
                                       -------------------------------------
                                       Ronald L. Lindwall
                                       Senior Vice President - Finance,
                                       Chief Financial Officer and Treasurer

                                     BENEDEK COMMUNICATIONS CORPORATION,
                                     a Delaware corporation

                                     By:
                                        -----------------------------------
                                        Ronald L. Lindwall
                                        Senior Vice President - Finance,
                                        Chief Financial Officer and Treasurer

                                      Notice Address:

                                      Benedek Broadcasting Corporation
                                      100 Park Avenue
                                      Rockford, Illinois  61101
                                      Attention:        A. Richard Benedek
                                      Telecopy:         (815) 987-5335

                                      with a copy to:

                                      Shack & Siegel, P.C.
                                      530 Fifth Avenue
                                      New York, New York  10036
                                      Attention:        Paul S. Goodman, Esq.
                                      Telecopy:         (212) 730-1964


                                   S-1

                         AGENTS AND LENDERS:

                                        BANKERS TRUST COMPANY,
                                        individually and as Agent

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:

                                        Notice Address:

                                        One Bankers Trust Plaza
                                        130 Liberty Street
                                        New York, New York  10006
                                        Attention:        Gregory Shefrin
                                        Telecopy:         (212) 250-7218


                                   S-2

                                 THE NORTHWESTERN MUTUAL LIFE
                                 INSURANCE COMPANY,
                                 as a Lender

                                 By:
                                     ---------------------------------
                                     Name:
                                     Title:

                                 Notice Address:

                                 The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue
                                 Milwaukee, WI 53202
                                 Attention:        David Barras/Mark Boyle
                                 Telecopy:         (414) 299-7124



                                 S-3

                                       PILGRIM AMERICA PRIME RATE
                                       TRUST,
                                       as a Lender

                                       By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                       Notice Address:

                                       Pilgrim America Prime Rate Trust
                                       Two Renaissance Square
                                       40 North Central Avenue, Suite 1200
                                       Phoenix, AZ  85004-3444
                                       Attention: Melina Dempsey/Bill Nutting
                                       Telecopy:          (602) 417-8321

                                       with a copy to:

                                       State Street BankLand Trust Company
                                       Alternative Structures Unit

                                       Boston, MA.
                                       Attention:  Wayne Elpin
                                       Ref:  Pilgrim America Prime Rate Trust
                                       Telecopy:  (617) 664-5366



                                    S-4

                                          PRIME INCOME TRUST,
                                          as a Lender

                                          By:
                                             ---------------------------------
                                             Name:
                                             Title:

                                          Notice Address:

                                          Dean Witter-Prime Income Trust
                                          2 World Trade Center, 72nd Floor
                                          New York, New York 10048
                                          Attention:        L. Pistecchia
                                          Telecopy:         (212) 392-5435


                                    S-5

                       KZH HOLDING CORPORATION III
                       as a Lender

                       By: Chancellor LGT Senior Secured Management, Inc., as Portfolio Advisor

                       By:
                            -------------------------------------------------
                            Name:
                            Title:

                            Notice Address:

                            Chancellor LGT Secured Management, Inc.
                            1166 Avenue of the Americas, 27th Floor
                            New York, New York 10036
                            Attention:          Stephen M. Alfieri
                            Telecopy:           (212) 278-9619


                                    S-6

                                    SENIOR DEBT PORTFOLIO,
                                    as a Lender

                                    By:
                                        ------------------------------------
                                        Boston Management and Research
                                        as Investment Advisor

                                     Notice Address:

                                     24 Federal Street, 6th Floor
                                     Boston, MA 02110
                                     Attention:        Juliana Riley
                                     Telecopy:         (617) 348-0115


                                    S-7

                                         MORGAN STANLEY SENIOR FUNDING, INC.
                                         as a Lender

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         Notice Address:

                                         Morgan Stanley Senior Funding, Inc.
                                         1585 Broadway, 10th Floor
                                         New York, New York 10036
                                         Attention:        James Morgan
                                         Telecopy:         (212) 761-0592


                                    S-8

                                          CANADIAN IMPERIAL BANK OF COMMERCE
                                          as a Lender

                                          By:
                                              --------------------------------
                                              Name:
                                              Title:

                                          Notice Address:

                                          Canadian Imperial Bank of Commerce
                                          425 Lexington Avenue
                                          New York, New York 10017
                                          Attention:        William Swenson
                                          Telecopy:         (212) 856-3799

                                          With a copy to:

                                          Canadian Imperial Bank of Commerce
                                          2 Paces West, Suite 1200
                                          2727 Paces Ferry Road
                                          Atlanta, GA 30339

                                          Attention:  Elayne Fudge
                                          Telecopy:   (770) 319-4955


                                      S-9

                                         VAN KAMPEN CLO I, LIMITED
                                         as a Lender

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         Notice Address:

                                         Van Kampen American Capital
                                         One Parkview Plaza
                                         Oakbrook Terrace, IL  60181
                                         Attention:        Jeffrey Maillet
                                         Telecopy:         (630) 684-6384, 6385


                                   S-10

                                        VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                        INCOME TRUST
                                        as a Lender

                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                        Notice Address:

                                        Van Kampen American Capital
                                        One Parkview Plaza
                                        Oakbrook Terrace, IL  60181
                                        Attention:        Bill Murphy
                                        Telecopy:         (630) 684-6470/6741



                                    S-11